Exhibit 10.14

CERTAIN INFORMATION HAS BEEN REDACTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THE REGISTRANT HEREBY AGREES TO FURNISH AN UNREDACTED COPY OF THE EXHIBIT AND ITS MATERIALITY AND PRIVACY OR CONFIDENTIALITY ANALYSES TO THE COMMISSION UPON REQUEST. REDACTED INFORMATION IS MARKED WITH [***].

EXECUTION

SHARE PURCHASE AGREEMENT

PROJECT VIKING

CONTENTS

1.	BACKGROUND AND PURPOSE	10

2.	DEFINITIONS AND INTERPRETATION	11

3.	SALE AND PURCHASE OF THE SHARES AND CANCELLATION OF THE WARRANTS	28

4.	SIGNING DOCUMENTATION	28

5.	PURCHASE PRICE	29

6.	OPERATIONS UNTIL CLOSING	30

7.	CLOSING CONDITIONS	32

8.	PRE-CLOSING	36

9.	CLOSING	37

10.	POST-CLOSING	41

11.	DUE DILIGENCE	44

12.	THE MAJORITY SELLERS’ WARRANTIES	44

13.	BUYER’S AND BUYER’S GUARANTOR’S WARRANTIES AND UNDERTAKINGS	45

14.	THE MAJORITY SELLERS’ LIABILITY	48

15.	SQUEEZE-OUT DEFENSE INDEMNITY	55

16.	MINORITY PURCHASE PROCESS	56

17.	THE MAJORITY SELLERS’ REPRESENTATIVES	60

18.	RESTRICTIVE COVENANTS	61

19.	CONFIDENTIALITY	63

20.	OTHER PROVISIONS	64

21.	NOTICES	66

22.	GOVERNING LAW AND DISPUTES	68

23.	SIGNATURES	69

SCHEDULES

Schedule A:	List of Minority Sellers
Schedule 1.5:	Minority Purchase Process
Schedule 1.6.1:	Warrant Overview
Schedule 1.6.2:	Form of Warrant Termination and Waiver Agreement
Schedule 2.1(i):	Allocation Principles (Shares and distribution of ownership among the Sellers)
Schedule 2.1(ii):	Annual Reports (separate file)
Schedule 2.1(iii):	Due Diligence Documentation (index of the virtual data room)
Schedule 2.1(iv):	Insurance Policy
Schedule 2.1(v):	Net Working Capital (illustrative calculation)
Schedule 2.1(vi):	Share Transfer Agreement
Schedule 2.1(vii):	Subsidiaries
Schedule 4.1(a):	Majority Sellers’ signing documentation (excluding Z Co-Invest)
Schedule 4.1(b)(i):	Z Co-Invest’s signing documentation
Schedule 4.1(b)(ii):	Draft notice for convening extraordinary general meeting in Z Co-Invest
Schedule 4.1(c):	Company Board of Directors’ approval of the Agreement and waiver of pre-emption right
Schedule 4.2(a):	Buyer’s and Guarantor’s signing documentation
Schedule 4.2(b):	Buyer’s approval of this Agreement
Schedule 4.2(c):	No claims declaration
Schedule 5.1(b):	Principles for calculation of Estimated Net Debt and Final Net Debt
Schedule 5.1(c):	Principles for calculation of Estimated Net Working Capital and Final Net Working Capital
Schedule 7.1(e):	Contracts with change of control clauses
Schedule 12.1:	Majority Sellers’ Warranties

This agreement is made on the 1 March 2023 between

ETERNA INVEST AB

Org. no. 556856-2697

Riddargatan 18

SE-114 51 Stockholm

Sweden

(“ETERNA”)

and

Mats Erik Boström

[***]

(“MEB”)

and

Iauna Invest AB

[***]

(“Iauna”)

and

Håkan Tjärnemo

[***]

(“HT”)

and

Z Co-Invest AB

Org. no. 556952-9935

c/o Eterna Invest AB

Riddargatan 18

SE-114 51 Stockholm

Sweden

(“Z Co-Invest”)

and

Jarl Dahlfors

[***]

(“JD”)

and

Patrick Thorén

[***]

(“PT”)

and

Peggy Bengtsson

[***]

(“PB”)

and

CoFant AB

[***]

(“CoFant”)

and

Bremeland Holding ApS

[***]

(“Bremeland Holding”)

and

Anders Johnsson

[***]

(“AJ”)

and

Thomas Mølsgaard

[***]

(“TM”)

and

Betina Hellemann

[***]

(“BH”)

and

Hampus Adlerton

[***]

(“HA”)

and

Hans-Otto Blomberg

[***]

(“HB”)

and

Baskina Invest AB

Org. no. 556751-4780

Strandvägen 59, 5tr

115 23 Stockholm

Sweden

(“Baskina Invest”)

and

LRCH Holding AB

[***]

(“LRCH”)

and

Mikael Palade

[***]

(“MP”)

and

Erik Treskog

[***]

(“ET”)

and

Carl Peder Adam Holm

[***]

(“CPAH”)

(ETERNA, MEB, Iauna, HT, Z Co-Invest, JD, PT, PB, CoFant, Bremeland Holding, AJ, TM, BH, HA, HB, Baskina Invest, LRCH, MP, ET and CPAH collectively referred to as the “Majority Sellers” and individually as a “Majority Seller”)

and

Orca Holding Denmark ApS

CVR no. 43 86 61 09

c/o Nivaro

Gustav Adolfs Gade 5, 2. th.

DK-2100 Copenhagen O

Denmark

(the “Buyer”)

and

Orca Bidco Limited

40 Phoenix Road, Washington, Tyne & Wear, England, NE38 0AD

(the “Buyer’s Guarantor”)

(the Majority Sellers, the Buyer and the Buyer’s Guarantor collectively referred to as the ”Parties” and individually as a ”Party”)

concerning (i) the Majority Sellers’ Shares (as defined in clause 2.1 below) in Zacco A/S, CVR no. 26 00 05 56, Arne Jacobsens Allé 15, DK- 2300 Copenhagen S (the “Company”), and (ii) the transfer of the Minority Sellers’ Shares (as defined in clause 2.1 below) held by the minority sellers as set out in Schedule A (the “Minority Sellers”)

(the Majority Sellers and the Minority Sellers collectively referred to as the “Sellers” and individually a “Seller”).

1.	BACKGROUND AND PURPOSE

1.1	The Company is a public limited liability company (in Danish: “aktieselskab” or “A/S”) incorporated and registered under the laws of Denmark.

1.2

The object of the Company is to operate a consulting business with industrial or intellectual property rights and any other business related thereto, hereunder to hold shares in other companies, inside or outside of Denmark, that operate a similar business.

1.3	The Majority Sellers own the Majority Sellers’ Shares, and the Minority Sellers own Minority Sellers’ Shares.

1.4	The Buyer wishes to acquire all the Shares in the Company, i.e., both the Majority Sellers’ Shares and Minority Sellers’ Shares.

1.5

The Parties acknowledge and agree that the Buyer’s purchase of the Minority Sellers’ Shares shall take place in accordance with agreed purchase and redemption process outlined in clause 16 and Schedule 1.5 (“Minority Purchase Process”). Up until Closing, the Minority Purchase Process shall be initiated, managed and executed by the Majority Sellers’ Representatives. Following Closing, the Minority Purchase Process shall be initiated, managed and executed as set forth in clause 16.1 below.

1.6

The Company has issued the Warrants entitling the holders to subscribe for A Shares, as set forth on Schedule 1.6.1 (each a “Warrant Holder”). As part of the Transaction, the Warrant Holders must agree to terminate any and all rights to Warrants on the terms and conditions set forth in a warrant termination and waiver agreement substantially in the form attached hereto as Schedule 1.6.2 (the “Warrant Termination and Waiver Agreement”).

1.7

The Majority Sellers’ Representatives (as defined in clause 17.1) will represent the Majority Sellers in regard to the completion of the Transactions contemplated by this Agreement, including the Minority Purchase Process, pursuant to a power of attorney from each of the Majority Sellers, see clause 17.1.

1.8

To facilitate an efficient process and coverage in the event of any breach of the Majority Sellers’ Warranties (as defined below), the Parties have agreed that the Parties will arrange for a buyer-side warranty and indemnity insurance in the name of the Buyer.

2.	DEFINITIONS AND INTERPRETATION

2.1	In addition to the terms defined above, the following words and expressions, when the first letter(s) are capitalised, have the meanings stated below, unless the context requires otherwise.

“Accounting Principles”	means the accounting principles, practices and methodology as set out in the Annual Reports and shall with respect to any Subsidiary mean the accounting principles, practices and methodology applied by the relevant Subsidiary in the Annual Reports of each Subsidiary.

“Accounts Date”	means 31 December 2021 and with respect to the Indian Subsidiaries, 31 March 2022.

“Adjustment Amount”	means the difference between the Preliminary Purchase Price and the Purchase Price, see clause 10.2.5 (in favor of the Buyer or the Sellers as the case may be).

“Affiliate”	means with respect to any Person, any other Person that, directly or indirectly, from time to time, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person and, in respect of the Buyer only, Investcorp. The Company shall be deemed an Affiliate of the Sellers up to Closing and shall thereafter be deemed an Affiliate of the Buyer.

“Agreed Form”	means, in relation to a document, the form of that document initialled (or otherwise agreed by exchange of emails) by the Sellers’ legal counsel and the Buyer’s legal counsel for identification.

“Agreed Net Working Capital”	means an amount of DKK 86,839,956.41.

“Agreed Threshold”	shall have the meaning set forth in clause 7.1.

“Agreement”	means this share purchase agreement including its Schedules and, as the case may be, its amendments.

“Allocation Principles”	means the principles for allocation of the Purchase Price among the Sellers and the Majority Sellers’ liability under this Agreement as set out in Schedule 2.1(i) (Allocation Principles), however, subject to the terms and conditions of clause 14.

“Annual Reports”	means the audited annual reports of each of the Group Companies as of the Accounts Date and with respect to the Subsidiaries in India the financial year ending 31 March 2022, including the consolidated annual report of the Company, attached as Schedule 2.1(ii) (Annual Reports).

“Articles of Association”	means the articles of association of the Company from time to time.

”Basket”	has the meaning set out in clause 14.4.1(b).

“Breach”	means any failure to fulfil an obligation, undertaking, representation, warranty, Specific Indemnity (see Clause 15), covenants and/or liabilities under this Agreement, save for breach of the Majority Sellers’ Warranties (which is defined as a “Warranty Breach”).

“Bring Down of Disclosures”	means a review of the Majority Sellers’ Warranties, excluding the Fundamental Warranties, made by the individuals referred to in the definition of the “Majority Sellers’ Knowledge” immediately prior to Closing to identify any facts or circumstances first arising after the Signing Date constituting a Warranty Breach of any of the Majority Sellers’ Warranties (other than the Fundamental Warranties) repeated at Closing.

“Business Day”	means any day, except Saturday, Sunday or any day on which the banks in Denmark, Sweden and United Kingdom are generally not open to the public.

“Buyer’s Knowledge”	means the actual knowledge of the Buyer’s Deal Team Members (as defined in the Insurance Policy) had at the Signing Date and Closing Date, as applicable.

“Cap”	has the meaning defined in clause 14.4.2.

“Cash”	means all liquid funds (e.g., Monthly Consolidated Trial Balance, Index 36 “Liquid Funds” and all sub-accounts) to include, cash and cash equivalents of the Group in hand or credited to any account with any banking, financial, acceptance, credit, lending, tax authority, patent authority or other similar institution or organisation, including receipts clearly marked pending, but excluding cash that is subject to restrictions or limitations on use or distribution by Law, contract or otherwise, or Taxes imposed on distributions thereof (e.g., Monthly Consolidated Trial Balance, Index 31 “Other Receivables”, sub-accounts 25100 “Bank deposit restricted” and 25400 “Deposit other”) and payments clearly noted as pending calculated in accordance with the Accounting Principles.

“Change of Control Event”	has the meaning given to this term in the SEB Financing Arrangements.

“Claim”	means any claim for damages raised by a Party against another Party due to a Breach or a Warranty Breach, as applicable.

“Closing”	means the Parties’ mutual exchange of their respective deliveries and fulfilment of their respective obligations as set out in clause 8.

“Closing Date”	means the date on which Closing occurs.

“Closing Memorandum”	means the minutes of the meeting at which Closing takes place.

“Company’s Board of Directors”	means the Company’s board of directors consisting of (i) Ulf Fredrik Cappelen (chairman), (ii) Jesper Kongstad (deputy chairman), (iii) Mats Erik Boström, (iv) Stefan Ölander, (v) Carl Peder Adam Holm, (vi) Reinhold Geijer, (vii) Casper Struve, (viii) Anne Merete Kvistad Haugerud and (ix) Peter Erik Johannes Storm.

“Competition Authorities”	means the Swedish Competition Authority.

“Controlling”	means (i) the holding of more than 50% of the shares of a Person, or (ii) the right to exercise more than 50% of the voting power in a Person, or (iii) the right to appoint or remove the majority of the members of the board of directors or a similar governing body of a Person. The terms “Controlled”, “Controlling” and similar expressions shall be construed accordingly.

“Corporate Documents”	means when used with respect to (i) any company or other incorporated entity, the memorandum and articles of association, charter or similar constitutive document of such company or other incorporated entity, as filed with the relevant commercial registry, company registrar or other governmental authority, as the same may be amended, supplemented or otherwise modified from time to time and any similar corporate documents, and (ii) any partnership or other unincorporated entity, its certificate of formation, partnership agreement, governing agreement and/or similar constitutive document, as the same may be amended, supplemented or otherwise modified from time to time and any similar corporate documents.

“Debt”

means the aggregate of the following obligations of the Group or any Group Company (however excluding any inter-company liabilities) calculated in accordance with the Accounting Principles:

(a)   all monies borrowed or raised including but not limited to loans and bank overdrafts not included in the cash pool with SEB;

(b)   liabilities under invoice financing, invoice discounting or factoring arrangements;

(c)   liabilities under any note, loan stock, debenture or other similar instruments or security;

(d)   liabilities under any currency or interest swap or other interest or currency protection, hedging or financial future transaction or arrangement;

(e)   any guarantee, counter-indemnity, letter of credit, indemnity or similar assurance against the financial loss of any other person;

(f)   declared and/or accrued but unpaid dividends;

(g)   all unfunded portions of any deferred compensation bonus, severance award and other compensatory payments incurred or which become payable in connection with the execution of this Agreement or the consummation of the transactions contemplated by this Agreement (and any employer portion of employment Taxes payable in connection therewith) that are payable by any Group Company;

(h)   any accrued and unpaid liabilities of any Group Company in respect of the termination of employment relationship with Hans Christian Nielsen (COO Regional Director, Denmark & Germany);

(i) any unpaid Taxes for any Pre-Closing Tax Period not included in the Net Working Capital calculation included in Schedule 5.1(c), excluding deferred Taxes;

(j) accrued interest, charges and costs relating to any of the above items; and

(k)   any other amounts of debt included within Schedule 5.1(b).

For the avoidance of doubt, each of the items listed above under (a)-(j) can only be included once, i.e., impact the Purchase Price once (no “double dipping”). E.g., if an item has been paid and has decreased Cash, it will not also be considered a Debt item.

“Default Interest”	means an interest rate corresponding to the default interest rate stipulated from time to time by the Danish Interest Act (in Danish: ”renteloven”).

“De Minimis Threshold”	has the meaning defined in clause 14.4.1(a).

“Disclosed”	means any matter, fact or circumstance disclosed to the Parties and made available in (i) the Due Diligence Documentation, or (ii) set out in the Agreement, in a fair way and with sufficient details and in a relevant context so as to enable a professional buyer and its professional advisors to make a reasonable assessment of the nature and scope of such matter, fact or circumstance disclosed and make a reasonable assessment thereof in each case without the need to draw conclusions from several unrelated documents or materials.

“Disputed Matters”	means the matters on which the Parties are unable to agree in relation to an Objection as described in clause 10.2.3.

“DKK”	means Danish Kroner, the valid currency of Denmark.

“Due Diligence Documentation”	means the information and documentation (including written Q&A submitted via the online portal) made available on or prior to 27 February 2023 to the Buyer and its advisers or Representatives in the virtual data room hosted by the Majority Sellers’ legal advisor, Lundgrens Law Firm, and listed in Schedule 2.1(iii) (Due Diligence Documentation).

“Enterprise Value”	means DKK 660,000,000.

“Estimated Net Debt”	means the Group’s estimated Net Debt as at the Closing Date and (ii) DKK 36 million, see clause 8.1.1(a), calculated in accordance with Schedule 5.1(b).

“Estimated Net Working Capital”	means the Group’s estimated Net Working Capital as at the Closing Date, see clause 8.1.1(a), calculated in accordance with Schedules 2.1(v) and 5.1(c). The Parties have agreed that for the purpose of calculating the Preliminary Purchase Price the Estimated Net Working Capital is set at 86,839,956.41 (being the value of the Agreed Net Working Capital).

“Event of Default”	has the meaning given to this term in the SEB Financing Arrangements.

“Expert”	means an independent state authorised auditor from either KPMG, PWC, E&Y or Deloitte to be agreed upon by the Parties or if an agreement cannot be reached to be appointed by FSR – danske revisorer from an internationally recognised auditing firm.

“Final Net Debt”	means the Group’s actual Net Debt as at the Closing Date, see clause 8.1.1(a), calculated in accordance with Schedule 5.1(b).

“Final Net Working Capital”	means the Group’s actual Net Working Capital as at the Closing Date, see clause 8.1.1(a), calculated in accordance with Schedules 2.1(v) and 5.1(c).

“Fundamental Warranties”	means those of the Majority Sellers’ Warranties set out in clauses 3 (Majority Sellers’ Capacity), 4 (Constitution, Group and Shares), 5 (Corporate), and 6 (except for (b) and (c)) (No breach) of Schedule 12.1.

“Governmental Authority”	means any local, municipal, national, state, foreign, federal or governmental authority and/or any political subdivision or other executive, legislative, administrative, regulatory, judicial or other governmental department, commission, court, board, bureau, agency, arbitrator, mediator or instrumentality.

“Group”	means the Company and the Subsidiaries.

“Group Company/-ies”	means any company which is part of the Group.

“Holdback Amount”	has the meaning defined in clause 5.2.2.

“Indemnity Cap”	has the meaning defined in clause 15.2.3.

“Insurance Policy”	means the terms and conditions for representations and warranties insurance in the name of the Buyer as set out in the attached Schedule 2.1(vi) (Insurance Policy).

“Interest”	means a rate of 5% per annum, such amount to be calculated by dividing the number of actual days lapsed in the relevant period by the actual number of days during the relevant year.

“Investcorp”	means Investcorp Investment Holdings Limited, together with any fund controlled, managed or advised by an Affiliate thereof.

“Involuntary Minority Sellers”	shall have the meaning in Clause 16.3.

“Law”	means any law, order, rule, regulations and orders, international regulation, orders or treaty in any country or jurisdiction, including but not limited to: the laws of China, Denmark, EU law, Germany, India, Norway, Sweden, United States of America or any judgement, injunction, or settlement of the same.

“Legal Counsel”	has the meaning defined in clause 16.1.1.

“Lender”	means any bank, financial institution and/or trust, fund or other entity lending money or making other financing facilities available to the Buyer (or any of the Buyer’s group companies) and any trustee(s) or agent(s) appointed on behalf thereof in connection with such facilities.

“Long Stop Date”	means 60 Business Days from the submission of complete notifications to the Competition Authorities.

“Loss”	means a documented loss, liability, cost or expense recoverable under Danish Law calculated pursuant to the provisions of this Agreement, including for the avoidance of doubt a reasonably foreseeable indirect loss (in Danish: “adækvate”), e.g. all reasonable professional fees and expenses in connection with any Claim and any non-refundable VAT applicable to such, reasonably incurred for the prevention, minimization, investigation, defence, appeal or settlement of such Claim).

“Lower Net Working Capital Target”	means an amount equal to 95% of the Agreed Net Working Capital corresponding to an amount of DKK 82,497,958.59.

“Majority Sellers’ Knowledge”	means the actual knowledge of the Company’s Board of Directors, each of Mats Erik Boström (CEO), Therese Högberg (CFO), Erik Treskog (HR Director), Mikael Palade (General Counsel) and Ravi Sunderrajan (Indian CEO) as at the Signing Date or Closing Date (as the case may be).

“Majority Sellers’ Shares”	means the Majority Sellers’ Shares listed in the Allocation Principles.

“Majority Sellers’ Representatives’ Bank Account”	means a DKK account in Danske Bank, [***].

“Majority Sellers’ Representatives”	has the meaning as set out in clause 15.

“Majority Sellers’ Warranties”	has the meaning defined in clause 12.1 and as set out in Schedule 12.1.

“Minority Purchase Process”	means the process outlined in Schedule 1.5 and further elaborated on in Clause 16.

“Minority Purchase Process Cap”	has the meaning set forth in clause 16.1.2.

“Minority Sellers’ Shares”	means the Minority Sellers’ Shares listed in the Allocation Principles.

“Minority Seller(s)”	means all shareholders of the Company as detailed in Schedule A (i.e. all shareholders that are not Majority Sellers).

“Net Debt”	means Cash less Debt. For the avoidance of doubt, Net Debt does not include items included in Net Working Capital.

“Net Working Capital”

means the consolidated net working capital of the Group calculated in accordance with the Accounting Principles: (i) trade receivables, (ii) work-in-progress and (iii) other receivables less (iv) trade payables, (v) prepayments from clients and (vi) other payables. An illustrative calculation (incl. trial balance index references) as at year-end 2019, 2020 and 2021 and half-year end 2022 is included as Schedule 2.1(v).

For the avoidance of doubt, Net Working Capital does not include items included in Net Debt.

“Notice”	has the meaning set out in clause 14.6.1.

“Objection”	means the objection of which the Majority Sellers’ Representatives must give Notice to the Buyer if the Majority Sellers’ Representatives disagree with the Buyer’s draft Purchase Price Calculation.

“OpSec”	means OpSec Security Group Limited, company no. 01688482.

“Ordinary Course of BusinessBusin”ss”	such business which is reasonably consistent with the past customs and practices of the Group up until Signing – both operationally and financially, including with respect to payment of expenses, capital expenditures, hiring and dismissal of employees, maintenance and repairs, collection of accounts receivables, investments etc.

“Person”	means any individual, legal entity, partnership or other entity of any kind.

“Pre-Closing Tax Period”	means (i) any Tax Period ending before the Closing Date and (ii) with respect to any Tax Period beginning before the Closing Date and ending on or after the Closing Date, the portion of such period up to and including the day immediately before the Closing Date.

“Preliminary Purchase Price”	means an estimated purchase price in DKK payable by the Buyer to the Sellers for the Shares, calculated in accordance with the Purchase Price calculation set forth in Clause 8.1.1(a), however, applying the Enterprise Value, the Estimated Net Debt and Estimated Net Working Capital calculated in accordance with the principles set out in Schedule 5.1(b) mutatis mutandis rather than the Final Net Debt and Final Net Working Capital.

“Purchase Price”	has the meaning set out in clause 5.1.

“Purchase Price Calculation”	means the calculation to be prepared in accordance with clause 10.2.

“Redemption Expert”	has the meaning set out in clause 16.3.4.2(b).

“Redemption Period”	has the meaning set out in clause 16.3.4.1.

“Redemption Request”	has the meaning set out in clause 16.3.4.1.

“Regulatory Condition”	has the meaning set out in clause 7.27.2.

“Related Parties”	means Persons who are related to a Party or any of its Affiliates within the meaning of section 2(ii), (iii) and (iv) of the Danish Bankruptcy Act (in Danish: “konkursloven”).

“Schedule”	means a schedule to this Agreement.

“SEB Financing Agreements”	means any financing agreements entered into between any Group Companies and Skandinaviska Enskilda Banken AB (“SEB”) (or any of its Affiliates) and any ancillary documents related to such financing agreements (including any security document).

“Share Reduction Amount”	has the meaning set out in clause 5.2.3.

“Share(s)”	means the Sellers’ Shares, a total nominal share capital of DKK 57,301,495.50 divided into 114,602,991 A class shares of DKK 0.50 each, equal to 100% of the Company’s total nominal share capital, owned by the Sellers as set out in the Share Register as well as the Allocation Principles.

“Share Register”	means the Company share register at the Signing Date attached as Sub-Schedule 4.3 to the Majority Sellers’ Warranties.

“Share Transfer Agreement”	means the share transfer agreement in the form set out in Schedule 2.1(vi) relating to Minority Purchase Process to be entered into between the Buyer and each of the Minority Sellers in the period between the Signing Date and fifteen (15) Business Days prior to the Closing Date.

“Signing Date”	means the date of execution of this Agreement by the Majority Sellers and the Buyer.

“Specific Transfer Agreement”	has the meaning set out in clause 16.3.2.

“Squeeze-Out Defence Indemnity”	has the meaning set out in clause 15.1.

“Squeeze-Out Process”	has the meaning set out in clause 16.1.

“Subsidiary/-ies”	means any legal entity which the Company Controls, see Schedule 2.1(vii) (Subsidiaries).

“Tax Period”	means any period prescribed by any Governmental Authority for which a Tax Return is required to be filed or a Tax is required to be paid.

“Tax Return”	means any return, refund claim or report of or with respect to Taxes required to be filed with any Governmental Authority or depository.

“Tax(es)”	means any and all direct and indirect taxes and tax liabilities, fees or other local, municipal, national, state, foreign, federal or governmental charge of whatever nature, whether actual, deferred or contingent, imposed by and/or payable to any public authority, including income taxes (including payments under the Danish joint taxation regime), corporate taxes, capital gain taxes, withholding taxes, tax deducted from income at source (in Danish: “A-skat”), sales and transfer taxes, energy and real estate taxes, labour market and social contribution taxes and costs, customs duties, VAT and similar levies, duties, charges, stamps and imposts of whatever nature as well as any penalty, fine, surcharge or interest relating thereto and similar taxes, including interest, fees, additional tax, and penalties or additions with respect thereto, imposed by or due to any governmental authority of any jurisdiction. It is clarified that this also encompasses elections and estimates in relation to Taxes.

“Third Party Claim”	has the meaning set out in clause 14.7.1.

“Third Party Rights”	means any type of legal charge, lien, mortgage, deed of trust, deed to secure debt, pledge, security interest, property right, right to utilise, right of first refusal, right of pre-emption, purchase option, retention of title, option, title and any other current or potential third party right or encumbrances of any kind whatsoever.

“Transfer Notice”	has the meaning set out in Schedule 1.5.

“Transaction Costs”	any costs in the interest of the Majority Sellers and/or the Sellers arising out of the Transactions.

“Transactions”	means the transactions contemplated by this Agreement.

“Upper Net Working Capital Target”	means an amount equal to 105% of the Agreed Net Working Capital corresponding to an amount of DKK 91,181,954.23.

“Voluntary Minority Sellers”	has the meaning set out in clause 7.17.1.

“Warrants”	means any warrants in the Company issued under the Warrant Program.

“Warrant Holders”	means any holders of Warrants listed in Schedule 1.6.1.

“Warrant Program”	the Company’s current warrant program pursuant to its Articles of Association for Warrant Holders listed in Schedule 1.6.1 comprising a right for said Warrant Holders to subscribe that number of A class shares listed in Schedule 1.6.1.

“Warranties”	means the representations and warranties made by the Majority Sellers or the Buyer as set out in, respectively, clauses 12 and 13, each of them a “Warranty”.

“Warrant Termination and Waiver Agreement”	Shall have the meaning set out in Clause 1.6

“Warranty Breach”	means any breach of a Warranty.

“Warranty Claim”	has the meaning set out in clause 14.2.1.

2.2	Words in the singular include the plural and vice versa.

2.3	In this Agreement, a reference to a clause or Schedule is a reference to a clause of or Schedule to this Agreement. The Schedules form an integral part of this Agreement.

2.4	The headings in this Agreement are inserted for convenience only and shall not affect the construction or interpretation of the Agreement.

2.5

When calculating the period of time within which or following which any act is to be done or step taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the immediately following day which is a Business Day.

2.6

References to any Danish legal term for any action, remedy, method of judicial proceedings, legal document, legal status, court, official, or any legal concept or thing shall, in respect of any jurisdiction other than Denmark, be deemed to include what most nearly approximates in that jurisdiction to the Danish legal term.

2.7

Unless the context requires otherwise, any reference to a statutory provision shall include such provision as it may from time to time be modified or re-enacted or consolidated so far as such modification or re-enactment or consolidation applies or is capable of applying to any transactions entered into under this Agreement.

2.8	In this Agreement, “including” or any equivalent expression means “including, but not limited to”.

2.9	The Agreement is the result of the Parties’ negotiations, and it cannot be interpreted against a Party as a consequence of such Party having drafted one or more of the provisions of the Agreement.

2.10	The Agreement contains the entire agreement between the Parties concerning the Buyer’s acquisition of the Shares and supersedes all previous agreements between the Parties on the subject matter.

3.	SALE AND PURCHASE OF THE SHARES AND CANCELLATION OF THE WARRANTS

3.1

On the terms and subject to the satisfaction (or waiver) of the conditions precedent to Closing of this Agreement as set out in clause 7, the Majority Sellers and the Voluntary Minority Sellers agree, in case effective as of Closing:

(a)	to sell, and the Buyer agrees to buy, the Majority Sellers’ Shares and the Voluntary Minority Sellers’ Shares free from any Third Party Rights; and

(b)	to the termination and waiver of all Warrants issued under the Warrant Program by each Warrant Holder in accordance with the documentation set out at clause 9.1.2(b).

3.2

Immediately following execution of this Agreement, the Company Board of Directors shall on behalf of the Buyer initiate the Minority Purchase Process vis-a-vis each of the Minority Sellers to effectuate the transfer of all Shares to the Buyer as of Closing.

3.3

With effect from the Closing Date, the Buyer acquires all rights attaching to the Majority Sellers’ Shares and the Voluntary Minority Sellers’ Shares, including legal and beneficial title, voting rights and the right to receive dividends. Immediately following Closing, the Majority Sellers’ Representatives and the Company Board of Directors shall immediately on behalf of the Buyer initiate the Squeeze Out Process vis-a-vis each of the Involuntary Minority Sellers to effectuate the transfer of all Involuntary Minority Sellers’ Shares to the Buyer.

4.	SIGNING DOCUMENTATION

4.1	On the Signing Date, the Majority Sellers have provided:

(a)	documentation to the effect that this Agreement has been duly signed by the Majority Sellers (excluding Z Co-Invest) as of the Signing Date, attached as Schedule 4.1(a);

(b)

documentation to the effect that this Agreement has been duly signed by Z Co-Invest as of the Signing Date, attached as Schedule 4.1(b)(i); subject to approval by Z Co-Invest’s general meeting, draft notice for convening general meeting attached as Schedule 4.1(b)(ii);

(c)

documentation to the effect that the Company Board of Directors has (a) determined that this Agreement and the Transactions are advisable and in the best interests of the Company and its shareholders, (b) approved, adopted and declared advisable this Agreement and the Transactions, and (c) irrevocably waived any and all rights of refusal or similar rights as required under clause 4.3 of the Articles of Association with respect to all Transactions contemplated by this Agreement; attached as Schedule 4.1(c); and

(d)	an index of the Due Diligence Documentation, which is attached as Schedule 2.1(iii).

4.2	On the Signing Date, the Buyer has provided documentation to the effect:

(a)	that this Agreement has been duly signed by the Buyer and the Guarantor as of the Signing Date, attached as Schedule 4.2(a);

(b)	that the Buyer’s management board has approved the conclusion of this Agreement, attached as Schedule 4.2(b);

(c)	that the signing no claims declaration, as applicable under the Insurance Policy, has been duly signed by the Buyer, attached as Schedule 4.2(c); and

(d)	that the Insurance Policy has been taken out by the Buyer, attached as Schedule 2.1(iv).

5.	PURCHASE PRICE

5.1	The Purchase Price must be calculated in DKK and correspond to:

(a)	the Enterprise Value;

(b)

with the addition of the Final Net Debt if the amount exceeds DKK 0, or less the Final Net Debt if the amount is lower than DKK 0. The amount will be calculated in accordance with the principles set out in Schedule 5.1(b); and

(c)

with the addition of the amount by which the Final Net Working Capital exceeds the Upper Net Working Capital Target or less the amount by which the Lower Net Working Capital Target exceeds the Final Net Working Capital. The Final Net Working Capital will be calculated in accordance with the principles set out in Schedule 2.1(v) and Schedule 5.1(c).

5.2	The Preliminary Purchase Price and payment thereof

5.2.1

A calculation of the Estimated Net Debt and Estimated Net Working Capital, and consequently the Preliminary Purchase Price in the amount of DKK 708,409,000, shall be calculated in accordance with the principles set out in Schedule 5.1(b) and (c).

5.2.2

The Parties have agreed on a holdback amount of DKK 2,500,000 which shall be held as security, and a ready source of funds to satisfy, for the Squeeze-Out Defence Indemnity and equal to the Indemnity Cap (the “Holdback Amount”).

5.2.3

In addition, the payment of the Preliminary Purchase Price shall be reduced by: an amount corresponding to the part of the Purchase Price which relates to any Shares not transferred to the Buyer as at the Closing in accordance with the Allocation Principles (the “Share Reduction Amount”).

5.2.4

At Closing the Buyer shall accordingly pay the Preliminary Purchase Price, less (i) the Share Reduction Amount, (ii) the Holdback Amount and (iii) any amount which is committed to re-investments by the Sellers by way of rollover and any Tax amounts which are to be withheld by the Buyer in respect of one or more Sellers, as applicable, to the Majority Sellers’ Representatives’ Bank Account, which shall fully release and discharge the Buyer from any further obligation under this Agreement with respect to the payment of the Preliminary Purchase Price to the Majority Sellers and the Voluntary Minority Sellers. Payment of the Preliminary Purchase Price may be satisfied in cash or in shares in accordance with clause 8.1.1(b).

5.2.5	The Buyer shall provide the Purchase Price Calculation to the Majority Sellers’ Representatives in accordance with clause 10.2 below.

6.	OPERATIONS UNTIL CLOSING

6.1

The Majority Sellers undertake to the Buyer within their powers as shareholders in the Company to procure that, in the period from the Signing Date until Closing, unless specifically set out in this Agreement, required by Law and/or with the written prior consent from the Buyer (to the extent legally permissible), the Group:

(a)	operates its business in accordance with existing practice and in the Ordinary Course of Business;

(b)	does not pass any resolutions at general meetings or change its Corporate Documents;

(c)	maintains the Group’s insurance policies on the existing terms and conditions;.

(d)

does not conclude, terminate or change the terms or conditions of any Material Agreements as defined in Majority Sellers’ Warranties or any agreements with or for the benefit of any Majority Seller or any Majority Sellers’ Related Parties;

(e)	does not incur any financial debt or enter into any other additional borrowings or incur any other indebtedness other than in the Ordinary Course of Business;

(f)

does not distribute, or authorise or declare the distribution of, any dividends or other payment out of its funds to any Majority Seller or any Majority Sellers’ Related Parties, unless explicitly provided for in the Annual Reports;

(g)	does not dispose of any material assets used or required for the operation of its business;

(h)	does not allot or agree to allot any shares or other securities or repurchase, redeem or agree to repurchase or redeem any of the shares, except as explicitly set out in this Agreement;

(i)	does not make, or agree to make, material alterations to the terms of employment (including benefits) of any of its Key Employees as defined in Majority Sellers’ Warranties;

(j)	does not provide or agree to provide any non-contractual benefit to any director, officer, employee or their dependants;

(k)	does not create any Third Party Rights over any of its assets or its undertaking;

(l)	does not institute, settle or agree to settle any legal proceedings relating to its business, except debt collection in the Ordinary Course of Business;

(m)	does not grant, modify, agree to terminate or permit the lapse of any Intellectual Property Rights or enter into any agreement relating to any such rights;

(n)	does not incur any liability to the Sellers, other than trading liabilities incurred in the Ordinary Course of Business;

(o)	does not enter into any (or modify any subsisting) agreement with any trade union or any agreement that relates to any works council;

(p)	does not make any material change to the accounting procedures or principles by reference to which its accounts are drawn up;

(q)	does not enter into any transactions between any Group Company and the Seller (or any Affiliate of the Seller) other than transactions on arm’s length terms and in the Ordinary Course of Business; or

(r)

does not effect or otherwise take steps to effect the involuntary liquidation of the Company or another change to the structure of the Group which adversely affects (or may reasonably be expected to adversely affect) the Buyer.

7.	CLOSING CONDITIONS

7.1	The Buyer’s obligation to consummate the Transaction is subject to the following conditions precedent being satisfied (or waived by the Buyer) on or before Closing:

(a)

That a sufficient number of the Minority Sellers have delivered fully executed versions of the Share Transfer Agreement (“Voluntary Minority Sellers”) to the effect that Sellers holding more than 90% of the Shares (excluding the Company’s own shares (in Danish: ”egne aktier”)) (“Agreed Threshold”) have either signed this Agreement or signed the Share Transfer Agreement in order for the Majority Sellers’ Representatives to complete the Transaction on behalf of the Majority Sellers and the Voluntary Minority Sellers.

(b)

Documentation in a form reasonably satisfactory to the Buyer that all Warrant Holders have signed the Warrant Termination and Waiver Agreement or with respect to Hans Christian Nielsen (COO Regional Director, Denmark & Germany) that a separate severance agreement (in a form reasonably satisfactory to the Buyer) has been entered into in which he waives his right to all his Warrants under the Warrant Program;

(c)

Documentation in a form reasonably satisfactory to the Buyer that a severance agreement has been entered into by the Company with Hans Christian Nielsen (COO Regional Director, Denmark & Germany) or that a notice of termination of the employment relationship has been served to Hans Christian Nielsen.

(d)

Documentation in form of a letter in a form reasonably satisfactory to the Buyer duly executed by SEB irrevocably: (i) waiving the Event of Default and its acceleration and termination rights under the SEB Financing Agreements with respect to the Change of Control Event resulting from the Transactions and (ii) consenting to the Change of Control Event.

(e)

Documentation in form of waivers/confirmations in a form reasonably satisfactory to the Buyer from the counterparties listed in Schedule 7.1(e) regarding change of control to the effect that Closing and the Transactions contemplated in this Agreement will not result in a termination event under the agreements with these counterparties.

(f)	Documentation in form of a share transfer agreement relating to Zacco Cyber Security Private Limited relating to the shareholding of Mr. Ravi Sunderrajan.

(g)

That the Parties undertake in good faith and good order to cooperate regarding onboarding of employees of the Group who are also Sellers with respect to investment or acquisition of shares in the Buyer group subject to a minimum threshold to be agreed with the Buyer.

7.2

The Buyer’s and the Majority Sellers’ respective obligation to consummate the Transaction is subject all approvals from the Competition Authorities having been obtained (either as the result of an explicit approval or the expiry of any stand still periods without any objection from the Competition Authorities) (the “Regulatory Condition”). Notwithstanding the foregoing, it is clarified that Buyer shall not be required to accept any condition which, in the reasonable opinion of the Buyer, is materially onerous or adverse for the Buyer or any member of the Buyer’s Group (or the relevant person who would become a controller of the relevant Group Companies (as applicable)) on Closing.

7.3

Each Party undertakes to use all reasonable best efforts to satisfy or ensure the satisfaction of conditions precedents listed in clauses 7.1 and 7.2 as soon as possible and prior to Closing, see however clause 7.6. Each Party undertakes to disclose in writing to the other any circumstance or fact that will or is reasonably likely to prevent any of the conditions precedents from being satisfied as soon as reasonably practicable after such Party has become aware of such circumstance or fact. Moreover, each of the Parties undertakes to inform the other Party in writing as soon as reasonably practicable when such Party has become aware that a condition precedent has been satisfied.

7.4

Upon achieving the Agreed Threshold, the Majority Sellers’ Representatives shall inform the Buyer that this condition precedent has been satisfied, but the Majority Sellers’ Representatives have a right until fifteen (15) Business Days prior to the Closing Date to carry out such actions that are in the best interests of the Sellers to obtain signatures on the Share Transfer Agreements from additional Minority Sellers or initiate other measures as the Majority Sellers’ Representatives and the Buyer agree are necessary and/or appropriate in order for the Buyer to obtain title to more than 90% of the Shares. The Sellers’ obligations at Closing shall be amended accordingly and the Buyer’s obligation to pay the Preliminary Purchase Price shall be reduced by the Share Reduction Amount.

7.5	Merger control clearance

7.5.1

The Buyer will no later than 15 Business Days after the Signing Date prepare and procure the submission of complete notifications to the Competition Authorities. The Majority Sellers’ Representatives shall provide the Buyer with reasonable assistance and necessary information in relation to such notifications. Following submission, the Buyer shall prepare and submit any and all information necessary for the Competition Authorities to grant the merger control clearances required for consummation of the Transaction. All material communication with the Competition Authorities with respect to the filings made shall as to the extent permitted by Law, as promptly as possible, be notified to the Majority Sellers’ Representatives, who shall also be provided with a copy of all such communication (if applicable, redacting any information relating to the Buyer and/or the Buyer’s Affiliates that the Buyer reasonably believes is commercially sensitive). Each of the Parties shall, at the request of the other, and as permitted by Law, furnish the other, in a timely manner, with all information concerning itself and, as regards the Majority Sellers, information concerning the Sellers and/or the Group as may be reasonably necessary or advisable with a view to obtaining the merger control clearances. In case applicable Law prohibits the exchange of certain information between the Parties, and such information is reasonably necessary or advisable to exchange with a view to obtaining the merger control clearances, the information shall be exchanged between the Parties’ respective legal counsels on a counsel-to-counsel basis without any disclosure to the other Party. Each Party shall bear its own costs in connection to merger control and the satisfaction of the Regulatory Condition.

7.5.2

If any of the clearances referred to in clause 7.2 are or will be granted only if commitments are offered and/or accepted to remove competition Law concerns, the Buyer shall offer and accept any such commitments, and the Buyer shall without undue delay take commercially reasonable measures to arrange for or procure that the Buyer and/or any of the Buyer’s group companies, respectively, accept and implement such pre-Closing actions as are necessary to permit Closing without this giving rise to any adjustment of Purchase

Price so that the Transaction may be completed. Similarly, post-Closing the Buyer shall procure that the Group as applicable undertake and/or complies with any commitments required by any Competition Authority to permit the Transaction. Notwithstanding, it is clarified that Buyer shall not be required to accept any condition which, in the reasonable opinion of the Buyer, is materially onerous or adverse for the Buyer or any member of the Buyer’s Group (or the relevant person who would become a controller of the relevant Group Companies (as applicable) on Completion.

7.6	Non-satisfaction of Closing Conditions

7.6.1	This Agreement may be terminated with immediate effect prior to Closing:

(a)

subject to clause 7.6.2, by the Buyer by written notice to the Majority Sellers’ Representatives if any of the Buyer’s conditions to Closing, see clauses 7.1 and 7.2, have not been satisfied or waived by the Buyer on or before the Long Stop Date;

(b)

subject to clause 7.6.2, by the Majority Sellers by written notice from the Majority Sellers’ Representatives to the Buyer if the Regulatory Condition, see clause 7.2, has not been satisfied on or before the Long Stop Date; or

(c)	by the Parties’ written agreement.

7.6.2

Notwithstanding the above, a Party shall not have the right to terminate this Agreement if the failure to achieve Closing is caused by such Party’s breach of its obligations to use its best efforts to ensure that an unsatisfied condition to Closing is duly and timely satisfied.

7.6.3

The Parties agree that in the event of failure by the Majority Sellers to reach the Agreed Threshold prior to 31 March 2023 (which may be postponed until 15 April 2023 by confirmation of the Buyer (not to be unreasonably withheld) if there is a reasonable cause for the said failure to reach the Agreed Threshold or such later date as may be agreed in writing by the Buyer), at the sole discretion of the Buyer either:

(a)

the Parties shall in good faith re-negotiate the terms of the Agreement to the effect that the Transaction can be completed in accordance with article 13.2 in the Articles of Association (save that, in the event that such re-negotiation of the terms of the Agreement cannot be achieved and the Transaction cannot be completed in accordance with article 13.2 in the Articles of Association, the Agreement shall be terminated in accordance with clause 7.6.1 above); or

(b)	the Agreement shall be terminated in accordance with clause 7.6.1 above.

7.6.4

Save as set out at clause 7.6.3 above, in case of termination of this Agreement as set forth in clause 7.6.1, neither Party shall have any liability against the other Party unless the reason why satisfaction of a Closing condition has not occurred is a consequence of such Party being in Breach of any of its obligations under this Agreement, in which case the other Party shall be entitled to exercise any remedy available according to applicable Law and/or this Agreement, and clause 9.2.4 shall apply correspondingly.

8.	PRE-CLOSING

8.1	Pre-Closing deliveries

8.1.1	In preparation of Closing, the Majority Sellers’ Representatives must deliver to the Buyer no later than ten (10) Business Days prior to the Closing Date:

(a)

an updated calculation of the Preliminary Purchase Price, specified as the Enterprise Value with the addition of the Estimated Net Debt if this amount exceeds DKK 0 or less the Estimated Net Debt if this amount is lower than DKK 0;

(b)

a schedule setting out the amount in DKK (if any) for each employee of the Group who is a Seller and who has elected to roll over and receive shares or acquire shares in the Buyer or an affiliate thereof, subject to a minimum threshold to be agreed with the Buyer (and for the avoidance of doubt, no such election may be made after the delivery of such schedule to the Buyer); and

(c)	a draft Closing Memorandum.

8.1.2	In preparation of Closing, the Buyer must deliver to the Majority Sellers’ Representatives no later than three (3) Business Days prior to the Closing Date:

(a)	a draft of a funds flow including all account details illustrating the payments to be made by the Buyer as at the Closing Date;

(b)	provide customary information required to comply with applicable “know-your-client” and/or anti-money laundering Law.

(c)	information on which members of the Company Board of Directors and/or executive board of the Group Companies, which the Buyer has determined shall resign in connection with Closing; and

(d)	information on whether the auditors of the Group shall resign as of Closing.

9.	CLOSING

9.1	Closing and Closing deliveries

9.1.1

Closing will take place electronically, on the last Business Day of the month that is at least fifteen (15) Business Days after the date on which all of the Closing conditions stated in clause 7 have all been satisfied or waived (other than those that by their terms cannot be satisfied until the time of the Closing but subject to satisfaction of such conditions at the Closing) or such other date that is agreed between the Buyer and the Majority Sellers’ Representatives (however in no event later than on the Long Stop Date).

9.1.2	At Closing, the Majority Sellers’ Representatives must take the following actions on behalf of the Majority Sellers and deliver the following documents:

(a)	documentation that the Closing condition pursuant to clause 7.1(a) is fulfilled (by delivering duly signed Share Transfer Agreements on behalf of the Voluntary Minority Sellers);

(b)	duly executed Warrant Termination and Waiver Agreements in accordance with clause 7.1(b) with respect to all Warrants issued under the Warrant Program;

(c)

documentation that the Closing condition pursuant to clause 7.1(c) is fulfilled (by delivering duly executed (i) severance agreement between the Company and Hans Christian Nielsen or (ii) notice of termination of the employment relationship with Hans Christian Nielsen).

(d)	documentation that the Closing condition pursuant to clause 7.1(d) is fulfilled (by delivering duly signed letter from SEB);

(e)	documentation that the Closing condition pursuant to clause 7.1(e) is fulfilled (by delivering waivers/confirmations from each of the contracting parties listed in Schedule 7.1(e));

(f)

documentation that the Closing condition pursuant to clause 7.1(f) is fulfilled (by delivering duly signed share transfer agreement relating to Zacco Cyber Security Private Limited relating to the shareholding of Mr. Ravi Sunderrajan;

(g)

a transcript of the Company’s register of shareholders documenting that the Buyer is registered as owner of the Majority Sellers’ Shares and the Voluntary Minority Sellers’ Shares (but not any Shares held by Involuntary Minority Sellers, if any) free from any Third Party Rights;

(h)

letters of resignation signed by those members of the board of directors and/or executive board of the Group Companies whom the Buyer has determined shall resign in connection with Closing. Each letter of resignation must state that the resigning board members will resign effective as of Closing, and that they irrevocably waive and release any claims against the Group, save for payment of any proportionate part of their ordinary annual remuneration to be made by the relevant Group Company at or before Closing. The Buyer shall procure that any remuneration payments are made by the relevant Group Company if the remuneration fees have not been fully settled prior to Closing;

(i)

a letter of resignation signed by the auditors of the Group stating that the auditors will resign effective as of Closing, and that they irrevocably waive and release any claims against the Group, save for payment of fees for services rendered to Group prior to Closing. The fees shall be paid by the relevant Group Company, except for any part of the fees that are related to the Majority Sellers’ entering into of this Agreement or the transfer of the Shares pursuant hereto, which shall be borne by the Majority Sellers. The Buyer shall procure that any necessary payments are made by the relevant Group Company if the fees have not been fully settled prior to Closing;

(j)	confirmation that a Bring Down of Disclosures has been performed and setting forth the results thereof;

(k)	via electronic transfer of documents/disc/USB provide a copy of the Due Diligence Documentation;

(l)	documentation to the effect that Z Co-Invest’s general meeting has approved the execution of this Agreement by Z Co-Invest; and

(m)	Closing Memorandum duly executed by the Majority Sellers’ Representatives.

9.1.3	At Closing, the Buyer must take the following actions and deliver the following documents:

(a)	deliver documentation that the Closing condition pursuant to clause 7.1(a) is fulfilled (by delivering duly countersigned Share Transfer Agreements on behalf of the Buyer);

(b)	deliver documentation evidencing that the Closing condition pursuant to clause 7.2 (Regulatory Condition) has been satisfied;

(c)

transfer the Sellers’ share of the Preliminary Purchase Price less (i) the Share Reduction Amount, (ii) the Holdback Amount and (iii) any amount which is committed to re-investments by the Sellers and any Tax amounts which are to be withheld by the Buyer in respect of one or more Sellers, as applicable, to the Majority Sellers’ Representatives’ Bank Account in immediately available cash funds (unless agreed otherwise, see clause 9.1.3(d)) with the Closing Date as value date, which shall release and discharge the Buyer from any further obligation with respect to the payment of the Preliminary Purchase Price to the Majority Sellers and the Voluntary Minority Sellers;

(d)	transfer the shares in the Buyer or an affiliate thereof if agreed between the Buyer and the relevant Seller;

(e)	deliver a copy of the signed closing no claims declaration, as applicable under the Insurance Policy; and

(f)	deliver evidence of payment of the premium payable to the insurer under the Insurance Policy.

9.1.4

The deliveries and actions taken under clauses 9.1.2 and 9.1.3 will be deemed to have taken place simultaneously so that no action is deemed to have occurred and no document is deemed to have been delivered unless and until all other actions have occurred and all other documents have been delivered. If Closing is not completed none of the Parties’ deliveries pursuant to clauses 9.1.2 and 9.1.3 shall be deemed to have taken place. In connection with the completion of Closing, the Buyer and the Majority Sellers’ Representatives must approve and sign a Closing Memorandum.

9.2	Non-fulfilment of a Closing delivery

9.2.1

If a Party fails to fulfil any of its obligations at Closing under clauses 9.1.2 and 9.1.3 notwithstanding the Closing conditions under clause 7 having been satisfied or waived, such failure shall be deemed a Breach. In the event of such Breach, the non-breaching Party shall notify the breaching Party thereof and allow the breaching Party a period of ten (10) Business Days during which the breaching Party is entitled to remedy the Breach in order to carry out Closing.

9.2.2	After expiry of the remedy period mentioned in clause 9.2.1, the non-breaching Party is entitled to either:

(a)	waive any deliverable by the breaching Party, with the effect that Closing may occur; or

(b)	defer Closing to a subsequent Business Day at a months’ end prior to the Long Stop Date (so that the provisions of this clause 9 will apply to the deferred Closing); or

(c)	proceed to Closing as far as practicable (without limiting its rights under this Agreement as a consequence thereof); or

(d)	submit a written notice of termination of this Agreement to the breaching Party and exercise any remedy available according to applicable Law and/or this Agreement.

9.2.3

Notwithstanding any other provision of this Agreement, if Closing has not occurred on or before the Long Stop Date, this Agreement may be terminated by the Majority Sellers’ Representatives on behalf of the Majority Sellers or by the Buyer by giving written notice of immediate termination of the Agreement to the other Party.

9.2.4

If a Party terminates this Agreement in accordance with clauses 9.2.2 and/or 9.2.3, all obligations of the Parties under this Agreement will end immediately, except for below clauses which will survive such termination of the Agreement unimpaired:

(a)

in case of a Breach of the Agreement, any clauses setting out the rights of the non-breaching Party’s to pursue legal remedies, in which case the limitations set out in clause 14.4.1 (De Minimis and Basket) and 14.4.2 (Cap) shall not apply;

(b)	clauses 2 (Definitions and interpretation), 17.6 (Confidentiality), 20 (Other provisions) and 22 (Governing law and disputes) will survive for an indefinite term; and

(c)	any other clauses expressly stated to continue without limitation in time.

10.	POST-CLOSING

10.1	Filings

10.1.1

The Buyer shall convene a general meeting of the relevant Group Companies immediately after Closing for the purpose of electing new members of the board of directors and/or executive board in replacement of the members resigning in accordance with clause 9.1.2(c) and the appointment of new auditors in replacement of the auditors resigning in accordance with 9.1.2(i). The Buyer shall register such changes with the relevant authorities as soon as practicably possible after the Closing Date.

10.1.2	The Buyer shall as soon as possible after Closing register the change of ownership in the Company with the Danish public register of shareholders in accordance with applicable Law.

10.2	Purchase Price Calculation

10.2.1

No later than forty-five (45) Business Days after the Closing Date, the Buyer shall send a draft Purchase Price Calculation to the Majority Sellers’ Representatives consisting of a calculation accompanied by relevant documentation of (i) the Enterprise Value; (ii) the Final Net Debt; (iii) the Final Net Working Capital; (iv) the Adjustment Amount; and (v) the Purchase Price in accordance with clause 5.1. The Buyer must procure that the Company makes available all necessary and reasonable information and employees to enable the Majority Sellers’ Representative to assess the Buyer’s Purchase Price Calculation. For the avoidance of doubt, no adjustment shall be made to the Purchase Price, if the Final Net Working Capital falls within the Lower Net Working Capital Target or the Upper Net Working Capital Target.

10.2.2	If the Majority Sellers’ Representatives agrees to the draft Purchase Price Calculation, it will be final and binding on the Parties.

10.2.3

If the Majority Sellers’ Representatives disagree with the draft Purchase Price Calculation, the Majority Sellers’ Representatives must on behalf of the Majority Sellers give Notice of an Objection to the Buyer no later than 15 Business Days after receipt of the draft Purchase Price Calculation. To be legally effective, the Objection must contain a detailed description of the Disputed Matters and refer to the provisions of the Agreement that the Majority Sellers’ Representatives invokes in support of its position, including the amount (or estimated amount) involved by the Objection. Otherwise, the Purchase Price Calculation will be final and binding on the Parties.

10.2.4

If the Majority Sellers’ Representatives give a valid Notice of an Objection in accordance with clause 10.2.3, the Parties must attempt to reach an agreement on the Disputed Matters no later than fifteen (15) Business Days after the Buyer’s receipt of the Objection. If the Parties are unable to reach an agreement within this time limit, either Party may demand that the Disputed Matters are referred to the Expert.

(a)

The Expert will decide on the Disputed Matters in accordance with the Agreement and the Accounting Principles and will revise the draft Purchase Price Calculation to the extent that the Expert’s decision on the Disputed Matters deviates from the draft Purchase Price Calculation. If the decision of the Disputed Matters depends on an accounting estimate, the Expert must make an independent estimate on the basis of what he considers to be fair and reasonable under the Agreement. The Expert is not authorised to decide on any legal dispute concerning the interpretation of the Agreement. Any such dispute must be decided in accordance with clause 22.

(b)

The Purchase Price Calculation prepared by the Expert will be final and binding on the Parties, and it can only be changed in accordance with clause 22 in the event of fraudulent acts or obvious errors.

(c)	The Expert will make decisions as to costs and their apportionment between the Parties. The Expert must take into account the extent to which the Parties’ positions deviate from his decision.

10.2.5

No later than ten (10) Business Days after the Purchase Price Calculation has become final and binding on the Parties, the Adjustment Amount must be settled between the Parties with the addition of Interest from the earlier of the submission the Purchase Price Calculation to the Majority Sellers’ Representatives pursuant to clause 10.2.1 or the date falling forty-five (45) Business Days after the Closing Date. Default Interest will be payable from the expiry of this time limit.

10.2.6

If the Adjustment Amount is in favour of the Sellers, the Adjustment Amount less the Holdback Amount shall be paid in cash to the Sellers. If the Adjustment Amount is in favour of the Buyer, the Buyer may choose to reduce the Holdback Amount by the Adjustment Amount in favour of the Buyer (or a part thereof).

10.2.7

If the Buyer has submitted a Notice of a Claim pursuant to clause 15 (Squeeze-Out Defence Indemnity) on or before the date falling twenty (20) Business Days after expiry of the three-months period for Involuntary Minority Sellers to demand the redemption price determined by the Redemption Expert as set out in clause 16.3.6.4, the Buyer’s obligation to pay the Holdback Amount (or the reduced Holdback Amount) shall be suspended until such time where the Buyer’s Claim for indemnification pursuant to clause 15 has been finally settled.

10.2.8

The Holdback Amount shall become due and payable to the Sellers upon the later of (i) settlement of any Squeeze-Out Defence Indemnity Claims pursuant to clause 15, (ii) twenty (20) Business Days following expiry of the three-months period for Involuntary Minority Sellers to demand the redemption price determined by the Redemption Expert as set out in clause 16.3.6.4 or (iii) payment of the Adjustment amount pursuant to clause 10.2.5.

10.2.9

Any payment of any Adjustment Amounts under this Agreement shall be made by the Buyer to the Majority Sellers’ Representatives’ Bank Account. If a payment of an Adjustment Amount is required to be made by the Sellers to the Buyer, such payment shall be made to Buyer’s bank account as designated by the Buyer.

10.2.10

Except for any amounts due and payable to the Buyer under clauses 10.2.6 and 10.2.7, the Buyer is not entitled to set-off from any Adjustment Amount any amounts due and payable by the Majority Sellers to the Buyer pursuant to this Agreement or by the Minority Sellers pursuant to the Share Transfer Agreement or Specific Transfer Agreement (as the case may be) that arise between the Closing Date and the date of payment of such Adjustment Amount.

10.3	Further assurance

10.3.1

Subject to the limitations under applicable Law, each of the Parties shall sign and deliver any such documents and take any such actions (in each case, at the cost of the other Party) as may reasonably be required by the other Party in order to carry out the provisions of this Agreement.

11.	DUE DILIGENCE

11.1

During the period from 2 December 2022 until 27 February 2023, the Buyer, its representatives and its advisers have been given the opportunity to review and conduct a due diligence of the Group. The Buyer and its representatives and advisers have been given the right to ask questions and request additional information related thereto as part of:

(a)	management presentation of the Group dated 2 December 2022; and

(b)	the Q&A Sessions.

The Buyer has received answers to the questions submitted in the virtual data room’s Q&A module, as also listed in Due Diligence Documentation.

12.	THE MAJORITY SELLERS’ WARRANTIES

12.1

The Majority Sellers represent and warrant severally (not jointly) and on a pro rata basis in accordance with the Allocation Principles that the “Majority Sellers’ Warranties” set out in Schedule 12.1 are true and correct as per the Signing Date and the Closing Date (if repeated on the Closing Date), unless a Warranty specifically provides that it shall only be true and correct as per the Closing Date. If a Warranty is made by an individual Majority Seller with respect to such Majority Seller’s own position, only such Seller is liable for any Breach of the relevant Warranty. The Majority Sellers’ Warranties are, in each case subject to, and qualified by, all matters, facts or circumstances Disclosed, including in the Bring Down of Disclosures or otherwise within the Buyer’s Knowledge at the time the Warranties are given or repeated, as applicable.

12.2

The Majority Sellers’ Warranties are the Majority Sellers’ complete and only warranties. The Buyer is not entitled to rely on any assumptions, warranties, agreements or declarations not explicitly stated in this Agreement. The Majority Sellers give no representation or warranty and accepts no liability whatsoever, and for the avoidance of doubt has no obligation to indemnify the Buyer, in respect of information on prospects concerning the future or otherwise of a forward-looking nature, including any matter which is, or may amount to, an opinion, budget, forecast, business plans, assessment or projection as to the future operation or profitability of the Group, regardless of whether such information is included in the Due Diligence Documentation or otherwise Disclosed or provided to the Buyer.

13.	BUYER’S AND BUYER’S GUARANTOR’S WARRANTIES AND UNDERTAKINGS

13.1	Buyer’s Warranties

13.1.1	The Buyer has given the following Warranties to the Majority Sellers:

(a)	The Buyer is a Danish private limited liability company incorporated in accordance with Danish legislation and registered with the Danish Business Authority.

(b)	The Buyer has full corporate power and authority to execute this Agreement and to consummate and perform or cause to be performed its obligations under this Agreement.

(c)	The Buyer has taken all actions required by its Corporate Documents and applicable legislation in order to conclude this Agreement and fulfil its obligations under this Agreement.

(d)

The Buyer is not required to have this Agreement and the fulfilment of the obligations of this Agreement approved by any shareholder, creditor or other Person or to file or register this Agreement with any public authority unless otherwise provided by this Agreement.

(e)	This Agreement is binding on the Buyer, and its terms may be enforced against the Buyer.

(f)

The Buyer has arranged binding, sufficient financing for the consummation of the Transaction in full, and such financing is not subject to or conditional upon any conditions or circumstances beyond the control of the Buyer.

(g)

The conclusion of this Agreement and the fulfilment of the obligations of this Agreement do not conflict with (i) the Buyer’s Corporate Documents; (ii) any judgment, court order or other decision made by a court, arbitration tribunal or public authority being binding on the Buyer; or (iii) any legislation to which the Buyer is subject.

(h)	The Buyer has not been met with any claim or lawsuit and is not a party to any dispute before a court, arbitration tribunal or public authority, which may prevent or delay Closing.

(i)

The Buyer represents and warrants on behalf of OpSec that in the course of the negotiations leading to the Agreement, OpSec has provided all relevant information in good faith and on a truthful basis to the Majority Sellers.

13.1.2	The Buyer’s Warranties set out in clause 13.1.1 are given with effect as per the Signing Date and shall be deemed to have been repeated at the Closing Date.

13.2	Buyer’s Guarantor’s Warranties

13.2.1	The Buyer’s Guarantor has given the following Warranties to the Majority Sellers:

(a)	The Buyer’s Guarantor is a private limited liability company incorporated in accordance with the laws of England and Wales.

(b)	The Buyer’s Guarantor has full corporate power and authority to execute this Agreement and to consummate and perform or cause to be performed its obligations under this Agreement.

(c)	The Buyer’s Guarantor has taken all actions required by its Corporate Documents and applicable legislation in order to conclude this Agreement and fulfil its obligations under this Agreement.

(d)

The Buyer’s Guarantor is not required to have this Agreement and the fulfilment of the obligations of this Agreement approved by any shareholder, creditor or other Person or to file or register this Agreement with any public authority unless otherwise provided by this Agreement.

(e)	This Agreement is binding on the Buyer’s Guarantor, and its terms may be enforced against the Buyer’s Guarantor.

(f)

The conclusion of this Agreement and the fulfilment of the obligations of this Agreement do not conflict with (i) the Buyer’s Guarantor’s Corporate Documents; (ii) any judgment, court order or other decision made by a court, arbitration tribunal or public authority being binding on the Buyer’s Guarantor; or (iii) any legislation to which the Buyer’s Guarantor is subject.

(g)	The Buyer’s Guarantor has not been met with any claim or lawsuit and is not a party to any dispute before a court, arbitration tribunal or public authority, which may prevent or delay Closing.

13.2.2	The Buyer’s Guarantor’s Warranties set out in clause 13.2.1 are given with effect as per the Signing Date and shall be deemed to have been repeated at the Closing Date.

13.3	Buyer’s Guarantor’s guarantee

13.3.1	The Buyer’s Guarantor hereby unconditionally and irrevocably:

(a)

guarantees to the Majority Sellers as a primary obligation the due, punctual and complete observance and discharge by the Buyer of all of its present and future obligations and liabilities under this Agreement if and when they become due under this Agreement (the “Buyer Guaranteed Obligations”);

(b)

undertakes to each Majority Seller that, if the Buyer defaults in the payment when due of any amount that constitutes a Buyer Guaranteed Obligation, the Buyer’s Guarantor shall as primary obligor, within two Business Days of demand by the Majority Seller, pay that amount in the manner prescribed by this Agreement or an order of any court of applicable jurisdiction as if it were the Buyer; and

(c)

agrees as primary obligor to indemnify and keep indemnified each Majority Seller from and against any cost, loss or liability incurred by each Majority Seller or its Affiliate as a result of any of the Buyer Guaranteed Obligations becoming void, voidable, unenforceable, ineffective or illegal for any reason whatsoever, whether or not known to the Majority Seller and the amount of the cost, loss or liability will be equal to the amount which the Vendor or any Affiliate would otherwise have been entitled to recover from the Buyer or the Buyer’s Guarantor.

13.3.2

Notwithstanding any other provision in this Agreement, in no circumstances shall the amount recoverable from the Buyer’s Guarantor exceed the amount which would be recoverable directly from the Buyer under this Agreement.

13.3.3

The guarantee set out in Clause 13.3 is to be a continuing guarantee and accordingly is to remain in force until all the Buyer Guaranteed Obligations shall have been performed or satisfied. This guarantee is in addition to and without prejudice to and not in substitution for any rights or security which the Sellers may now or hereafter have or hold for the performance and observance of the Buyer Guaranteed Obligations.

13.3.4	The liability of the Buyer’s Guarantor under this Clause 13.3 shall not be affected, impaired, reduced or released by:

(a)	any variation of the terms of the Buyer Guaranteed Obligations;

(b)	any forbearance, neglect or delay in seeking performance of the Buyer Guaranteed Obligations or any granting of time for, or waiver in relation to, such performance;

(c)	the illegality, invalidity or unenforceability of, or any defect in, any provision of this Agreement or the Buyer’s obligations under it;

(d)	any insolvency or similar proceedings; or

(e)	any other fact or event which in the absence of this provision would or might constitute or afford a legal or equitable discharge or release or a defence to a guarantor.

14.	THE MAJORITY SELLERS’ LIABILITY

14.1	General principles

14.1.1

If the Majority Sellers commit a Breach of this Agreement, the Majority Sellers must indemnify the Buyer against any Loss arising out of such Breach in accordance with the general rules of Danish law, subject to the limitations stated in this clause 14. However, the Majority Sellers are in no event liable for any indirect or consequential loss, loss of goodwill, loss of profits or punitive damages, and the Buyer is at all times required to mitigate its Loss in accordance with the general principles of Danish law. Only Losses effectively sustained are eligible for indemnification from the Majority Sellers. The Majority Sellers shall be severally (and not jointly) liable on a pro rata basis in accordance with the Allocation Principles, unless otherwise stated herein.

14.1.2

The Majority Sellers have no obligation to indemnify the Buyer for any Loss to the extent the relevant Breach is attributable to matters, facts or circumstances which have been Disclosed or are otherwise within the Buyer’s Knowledge as at the Signing Date with respect to Warranties, covenants or other obligations effective at Signing, and as at the Closing Date with respect to Warranties, covenants or other obligations repeated and effective at Closing, including such matters as are included in the Bring Down of Disclosures (as regards Warranties, covenants or other obligations repeated and effective at Closing).

14.1.3

The Majority Sellers are entitled to remedy a Breach of this Agreement if such Breach in the reasonable opinion of the Majority Sellers’ Representatives is capable of being remedied, within 20 Business Days after receipt of the Buyer’s Notice of the Claim. The Claim will cease to exist if the Majority Sellers duly remedy the Breach to the reasonable satisfaction of the Buyer.

14.1.4

The Majority Sellers’ indemnification against any Loss will be considered as a DKK-for-DKK reduction of the Purchase Price. In no event can the liability of a Majority Seller under this Agreement exceed the pro rate portion of the Purchase Price received by such Majority Seller under the Agreement.

14.2	W&I insurance

14.2.1

Subject to the terms and limitations of this Agreement, the Buyer shall make any and all Claims relating to any Breach by the Majority Sellers of any of the Majority Sellers’ Warranties (“Warranty Claim”) under the Insurance Policy, and the Buyer shall have no recourse or otherwise any right to make any such Warranty Claims against the Majority Sellers, except (i) in the event of a Warranty Claim due to a Breach of the Warranties set out in clause 3 (Majority Sellers’ capacity), clause 4.3 (Shares equal total nominal share capital) and/or clause 4.4 (title) of the Majority Sellers’ Warranties in which case the Majority Sellers undertake to indemnify the Buyer by payment of damages to the Buyer in accordance with the general principles of Danish Law on a pro rata basis in accordance with the Allocation Principles without applying the limitations set out in clauses 14.4.1(a) (De Minimis Threshold) and 14.4.1(b) (Basket) in this Agreement up to an amount corresponding to the retention under the Insurance Policy; or (ii) if a Warranty Claim is the consequence of fraud or wilful misconduct by one or more of the Majority Sellers at or prior to Closing, in which case the Buyer or the insurer (as they may decide) shall in accordance with the terms of the Insurance Policy be entitled to bring a Warranty Claim for such Breach directly against such Majority Seller(s) only, in which case such Majority Seller(s), on a pro rata basis in accordance with the Allocation Principles, shall indemnify the Buyer in accordance with the terms and conditions of this Agreement.

14.2.2

For the avoidance of doubt, except as explicitly set out in this clause 14.2, the Buyer shall have no claim or recourse against the Majority Sellers for any Warranty Claim that may be excluded from coverage under the Insurance Policy, including if such exclusion is caused by the Bring Down of Disclosures. Any liability of the Majority Sellers pursuant to this clause 14.2 shall be subject to the limitations set out in this clause 14.

14.2.3

The Buyer undertakes to ensure that the Insurance Policy provides that any insurance provider and any other parties deriving rights under the Insurance Policy shall not raise any Warranty Claim against the Majority Sellers in respect of or as a result of payments made under the Insurance Policy except in the event of event of fraud or wilful misconduct by one or more of the Majority Sellers in which case a Warranty Claim can be raised against such Majority Sellers on a pro rata basis in accordance with the Allocation Principles.

14.2.4

In no event shall the limits or unavailability of the Insurance Policy for any reason affect or increase the Majority Sellers’ liability under this Agreement. The Buyer shall bear any any premiums, fees, costs and expenses relating to the Insurance Policy, see clause 20.4.2.

14.3	Calculation of Loss

14.3.1	Any Loss must be calculated on a DKK 1 for DKK 1 basis in accordance with and recoverable under the general principles of Danish law.

14.3.2	The following Losses cannot form basis of a Claim against the Majority Sellers:

(a)	any Loss for which a provision or write-off has been made in the Purchase Price Calculation; and/or

(b)

any Loss caused by changed Law, or any change in tax rates, or accounting principles adopted after the Signing Date with the consent of the Buyer or actions taken or omissions by the Buyer or the Group after Closing.

14.3.3

A contingent liability shall not constitute a Loss unless and until such contingent liability becomes an actual liability and is due and payable, provided that if written notice in accordance with Clause 14.6 is served while the Loss is contingent, indemnification may be sought once the Loss materializes.

14.3.4

When calculating a Loss, the Buyer must take into account any amount and any benefit that the Buyer or the Group has received or is entitled to receive from a third party as a result of the Breach, and any such amount and benefit must be set off against the Buyer’s Claim against the Majority Sellers, including:

(a)	any net Tax savings that the Buyer or the Group has or could have received or is entitled to receive and is readily available as a result of such Breach or Loss,

(b)

any insurance benefit that the Buyer, the Buyer’s Affiliates or the Group has or could have received, or is entitled to receive or would have been entitled to receive, if the Group’s or the relevant Subsidiary’s insurance policies had been maintained on the terms and conditions applicable at Closing and would readily available as a result of such Breach or Loss;

provided however that the Majority Sellers must exercise all reasonable diligence and must assist the Buyer in securing such off-setting amounts and benefits.

14.3.5

The Buyer shall not be allowed to obtain payment or compensation more than once for or in respect of the same matter or incident. If the Buyer subsequently receives payment from a third party in respect of a Loss against which the Majority Sellers have already indemnified the Buyer, the Buyer must repay an equal amount to the Majority Sellers with the addition of Interest from the date on which the amount was received from such third party.

14.4	Liability thresholds and Cap

14.4.1	The Majority Sellers shall not be liable for the Buyer’s Loss unless;

(a)

each individual Loss as finally determined exceeds DKK 2,978,484 (“De Minimis Threshold”), except that the De Minimis Threshold shall be DKK 250,000 if the Loss relates to a Breach of the Warranties set out in clause 8 (Tax) of Schedule 12.1; and

(b)

the total amount of the Buyer’s Losses, each Loss as finally determined exceeding the De Minimis Threshold, exceeds 0.5% of the Enterprise Value (“Basket”) and in that case only the part of the Loss exceeding the Basket.

14.4.2

Further, the maximum aggregate liability of the Majority Sellers for any and all claims arising out of or relating to this Agreement shall be limited in total to an amount equal to DKK 165,000,000 (“Cap”). The Cap shall be apportioned pro rata among the Majority Sellers in accordance with the Allocation Principles.

14.4.3	Losses not exceeding the De Minimis Threshold once finally determined shall not qualify for indemnification.

14.4.4

The Majority Sellers’ obligation to indemnify the Buyer in the event of a Breach of the Fundamental Warranties shall not be subject to the limitations set out in clauses 14.4.1(a) (De Minimis Threshold), 14.4.1(b) (Basket) and 14.4.2 (Cap).

14.4.5

The Majority Sellers’ obligation to indemnify the Buyer for any Claim not subject to De Minimis Threshold, Basket and Cap is limited in the way that such Claim together with all other Claims that may be raised against the Majority Sellers shall not exceed, in the aggregate, the Purchase Price, and notwithstanding anything to the contrary set forth herein, the aggregate liability of each Majority Seller under this Agreement shall in no event exceed such Majority Seller’s portion of the Purchase Price, such as calculated by applying the Allocation Principles.

14.5	Time limitations

14.5.1	The Majority Sellers shall not be liable for the Buyer’s Loss unless the Buyer has given due Notice of the Claim in accordance with clause 14.6 to the Majority Sellers’ Representatives:

(a)

No later than twenty-four (24) months from the earlier of (i) 90 days from the Signing Date or (ii) the Closing Date, unless the Claim relates to a Breach of the Fundamental Warranties or the Warranties set out in clause 8 (Tax) of Schedule 12.1;

(b)	no later than eighty-four (84) from the earlier of (i) 90 days from the Signing Date or (ii) the Closing Date if the Claim relates to a Breach of the Fundamental Warranties; and

(c)

no later than eighty-four (84) months from the earlier of (i) 90 days from the Signing Date or (ii) the Closing Date if the Claim relates to a Breach of the Warranties set out in clause 8 (Tax) of Schedule 12.1.

14.5.2

The Buyer must irrespective of the matter, fact or circumstance giving rise to the Claim provide Notice of the Claim, see clause 14.6, no later than twenty (20) Business Days after the Buyer has received notification of a Claim.

14.5.3	Failure to give Notice of any Claim within the time limitations specified in clause 14.5.1 shall always automatically result in the Claim being considered forfeited by the Buyer.

14.5.4	The time limitations set out in clauses 14.5.1 apply irrespective of whether the Buyer had any knowledge of the matters giving rise to a Claim before expiry of the applicable time period.

14.6	Notice of claims

14.6.1

Unless otherwise stated in the Insurance Policy, which prevails in relation to Claims covered by the Insurance Policy, in the event that the Buyer wishes to make a Claim against the Majority Sellers, or if the Buyer acquires knowledge of a matter which may give rise to a Claim against the Majority Sellers, the Buyer must give notice in accordance with this clause 14.6.1 of the Claim to the Majority Sellers’ Representatives (“Notice”) subject to the time limitations in clause 14.5. Failing to do so, the Majority Sellers shall not be obligated to pay any indemnification against the Loss arising out of the Claim in question and the Claim will as such be considered forfeited.

14.6.2

Any Notice of a Claim must include a detailed description of the Claim, its factual and legal basis and a calculation of the Loss or the estimated Loss. The Notice of the Claim shall be accompanied by all written documentation reasonably necessary to support the Claim, including a reasonably detailed description of the Claim, the calculation of the Loss or the estimated Loss, or the documentation reasonably necessary to support the Claim, in each case to the extent such information is available to the Buyer, save that failure to include the details set out in this 14.6.2 shall not invalidate the delivery of a Notice of Claim to the extent that the Majority Sellers are not prejudiced as a result thereof.

14.6.3

In the event that the Majority Sellers’ Representatives, acting on behalf of the Majority Sellers, rejects any obligation to indemnify the Buyer in respect of a Claim, for which a Notice has been duly delivered by the Buyer, the Majority Sellers’ Representative shall inform the Buyer accordingly in writing, and an ensuing dispute is to be resolved by arbitration proceedings in accordance with clause 22.2. In such case, the Buyer must commence arbitration proceedings in respect of the Claim, provided not covered by the Insurance Policy, within sixty (60) Business Days as of the Buyer’s receipt of the Majority Sellers’ Representatives’ written rejection notice, failing which the Majority Sellers’ obligation to indemnify the Buyer in respect of the Claim will automatically cease and be considered as forfeited.

14.7	Third Party Claims

14.7.1

As soon as practicably possible after receipt by the Buyer, the Company or any of the Subsidiaries of a notice of any claim, which may entitle the Buyer to make a claim (not covered by the Insurance Policy) against the Majority Sellers under the terms of this Agreement (a “Third Party Claim”), the Buyer shall notify the Majority Sellers’ Representatives in writing, and the Buyer shall thereafter consult with the Majority Sellers’ Representatives in respect of the Third Party Claim and permit, and ensure that the Group permits the Majority Sellers’ Representatives and its advisers full and unrestricted access to all relevant employees of the Group or the Buyer’s group, as applicable, documents, information and records, for the purpose of investigating the matter and enabling the Majority Sellers to take any action permitted by this clause 14.7.

14.7.2

The Majority Sellers’ Representatives are not entitled to assume control of the defence of the Third Party Claim and the Majority Sellers’ Representatives shall on behalf of the Majority Sellers indemnify the Buyer for any and all losses resulting from such Third Party Claim. The Buyer shall or shall, procure that the Company or its relevant Subsidiary shall:

(a)	keep the Majority Sellers’ Representatives informed of the progress of the relevant Third Party Claim at reasonable intervals;

(b)	provide the Majority Sellers’ Representatives with copies of such documentation relating to the Third Party Claim as the Majority Sellers’ Representatives may reasonably request;

(c)	maintain reasonable consultation with the Majority Sellers’ Representatives regarding the Third Party Claim and take their views, insofar as they are reasonable, into account; and

(d)	not compromise or settle such Third Party Claim without the prior written consent of the Majority Sellers’ Representatives, such consent not to be unreasonably withheld or delayed,

provided that nothing in this clause 14.7.2 shall prevent the indemnified party from settling, compromising or paying the Third Party Claim or making any admission of liability in relation thereto, if the Buyer (in good faith) considers that a failure to do so would be contrary to its interest or would otherwise damage the goodwill attaching to its business.

14.7.3

Failure to notify the Majority Sellers’ Representatives under clause 14.7 shall not relieve the Majority Sellers from any liability set out in this clause 14.7 to the extent that the Majority Sellers are not prejudiced as a result thereof.

14.8	Exclusive remedies

14.8.1

The Buyer is not entitled to terminate this Agreement (except for the situations described in clauses 7.6 or 9.2 prior to Closing) or demand a proportionate reduction of the Purchase Price (in Danish: “forholdsmæssigt afslag”).

14.9	Qualified Breach

14.9.1

The limitations in this clause 14 do not apply to any Claim for a Breach arising out of or as a result of gross negligence (in Danish: “grov uagtsomhed”), wilful misrepresentation (in Danish: “forsæt”) or fraud (in Danish: “svig”) by the Sellers. In that case, the general principles of Danish law will apply. If such gross negligence, fraud or wilful misrepresentation is conducted by one or more specific Seller(s) or its/their ultimate owners, the Claim can only be raised against such Seller(s).

14.9.2

The Majority Sellers’ obligation to indemnify the Buyer for any Claim(s) due to gross negligence, fraud or wilful misrepresentation is only limited in the way that such Claims together with all other Claims that may be raised against the Majority Sellers shall not exceed, in the aggregate, the Purchase Price, and notwithstanding anything to the contrary set forth herein, the aggregate liability of each Seller under this Agreement shall in no event exceed such Seller’s portion of the Purchase Price, such as calculated by applying the Allocation Principles.

14.10	Release

14.10.1

The Majority Sellers hereby irrevocably and unconditionally release the Company, the Subsidiaries and/or their respective officers, employees, agents and consultants, or any of them, from any and all claims (including for negligence but excluding for fraud) that any of the Majority Sellers might otherwise have against any of them (regardless of whether any Majority Seller presently knows the grounds for any such claim), including without limitation in respect of any information that any such person has in any capacity supplied to the Majority Sellers or any of them in connection with the Majority Sellers’ Warranties and/or the information Disclosed.

15.	SQUEEZE-OUT DEFENSE INDEMNITY

15.1

The Majority Sellers shall fully indemnify and hold the Buyer harmless on a DKK for DKK basis from any Loss, which the Buyer may sustain in respect of the matters listed below, to the extent such Losses are not covered by the W&I Insurance (the “Squeeze-Out Defence Indemnity”):

(a)

Any costs incurred in the defence of the redemption price in the event that one or more Involuntary Minority Sellers wish to contest the redemption price and such claim is brought by the Involuntary Minority Seller(s) before the Danish Courts.

15.2	Sellers’ liability related to the Squeeze-Out Defence Indemnity and limitations hereto

15.2.1	The Squeeze-Out Defence Indemnity is not subject to or qualified by matters Disclosed or within the Buyer’s Knowledge in general.

15.2.2

None of the limitations set out in clause 14 shall apply to any Claims raised by the Buyer pursuant to the Squeeze-Out Defence Indemnity, except for limitations set out in clause 14.1.1, 2nd sentence (indirect losses and mitigation); 14.1.1, 4th sentence (pro rata basis); 14.1.4 (reduction of Purchase Price); 14.3.3 (contingent liability); 14.3.5 (no compensation more than once); 14.8 (exclusive remedies) and 14.10 (release).

15.2.3

The maximum aggregated liability of the Sellers for any and all Claims arising out of or relating to Losses pursuant to the Squeeze-Out Defence Indemnity shall be limited in total to DKK 2,500,000 including applicable interests, penalties, and any out-of-pocket fees and expenses (including attorneys’ and accountants’ fees) incurred due to the Squeeze-Out Defence Indemnity materialising (the “Indemnity Cap”). The Indemnity Cap shall be apportioned pro rata among the Sellers on basis of each Seller’s part of the Purchase Price allocated to such Seller in accordance with the Allocation Principles.

15.2.4

For the avoidance of doubt, except for the limitations stated in clauses 15.2.2 (limitations to specific indemnities) and 15.2.3 (Indemnity Cap), none of the restrictions set out in this Agreement on Buyer’s ability to raise a Claim, shall apply to the Squeeze-Out Defence Indemnity.

15.3	Set-off in Holdback Amount

15.3.1	The Buyer shall be obliged, respectively, entitled to set-off any Claim the Buyer may have under the Squeeze-Out Defence Indemnity in the Holdback Amount only.

16.	MINORITY PURCHASE PROCESS

16.1	Obligation to execute the Minority Purchase Process

16.1.1

The Parties agree that the Majority Sellers’ Representatives shall prepare (including drafting of all the documents) and execute all of the transaction steps in the Minority Purchase Process up until Closing.

16.1.2

Following Closing, the Minority Purchase Process shall be initiated in the name of the Buyer but completed jointly between the Majority Sellers’ Representatives and the Buyer with assistance from the Majority Sellers’ legal counsel (the “Legal Counsel”) and Computershare A/S. The Legal Counsel and Computershare shall prepare and draft all documents and assist with executing all transaction steps listed in the Minority Purchase Process on behalf of the Buyer. The Parties have agreed that any costs related to the post-Closing steps of the Minority Purchase Process shall be split 50/50 between the Majority Sellers and the Buyer up to an amount of DKK 500,000 (ex. VAT) (“Minority Purchase Process Cap”). Any additional costs in relation to the post-Closing Minority Purchase Process steps in excess of the Minority Purchase Process Cap shall be borne solely by the Majority Sellers.

16.1.3	The Legal Counsel and Majority Sellers’ Representatives shall keep the Buyer informed in respect of the process upon request.

16.2	Purchase of Voluntary Minority Sellers’ Shares (between Signing and Closing)

16.2.1

Immediately following Signing, the Majority Sellers’ Representative shall initiate the steps in Section C of the Minority Purchase Process with a view to reach the Agreed Threshold by purchase of the Voluntary Minority’s Shares, see clause 7.1 of the Agreement.

16.3	Squeeze Out-Process—Purchase of Involuntary Minority Sellers’ Shares (post-Closing)

16.3.1

In the event that Closing takes place without all Shares having been transferred to the Buyer due to certain Seller(s) not having signed and returned the Share Transfer Agreement in accordance with clauses 7.1 and 7.4, the Buyer shall be entitled, but not obliged, to initiate a redemption process in accordance with sections 70 and 72 of the Danish Companies Act as further set out in Section E of the Minority Purchase Process (the “Squeeze-Out Process”) with the purpose of redeeming the Shares held by the Minority Seller(s) who did not transfer their Shares to the Buyer at Closing (such Sellers, the “Involuntary Minority Seller(s)”). In accordance with clause 16.1 (and subject to the Minority Purchase Process Cap) the Legal Counsel (together with Computershare) shall handle the Squeeze-Out Process on behalf of the Buyer.

16.3.2

The Buyer shall also be entitled to – without consent from the Majority Sellers’ Representatives – to enter into individual agreements with any Involuntary Minority Seller with the purpose of having such Involuntary Minority Seller transfer its Shares to the Buyer voluntarily following Closing (such transfer agreement a “Specific Transfer Agreement”).

16.3.3	If initiated, the Squeeze-Out Process as set out in Section E of the Minority Purchase Process shall entail the steps set in the order as set out below:

16.3.4	Announcement of redemption request

16.3.4.1

The Legal Counsel shall assist the Buyer with sending a redemption request (the “Redemption Request”) to the Involuntary Minority Sellers requesting them to transfer their Shares within a period of four (4) weeks after the date on which the Redemption Request is made in accordance with the rules governing notice of general meetings for the Company (the “Redemption Period”). The Redemption Request shall also be announced in the IT system of the Danish Business Authority with the same notice of four (4) weeks.

16.3.4.2	The Redemption Request shall include the following:

(a)	the terms of redemption, including the basis used for determining the redemption price;

(b)

information that if no agreement can be reached concerning the redemption price, then such price shall be finally determined by an expert appointed by the court with jurisdiction over the place of the Company’s registered office (the “Redemption Expert”);

(c)

information that if the redemption price determined by the Redemption Expert (if applicable) is higher than the redemption price offered by the Buyer, then the redemption price determined by the Redemption Expert shall apply to all Shares of the same shares class held by the Involuntary Minority Sellers, and information that costs to the Redemption Expert shall be borne by the Involuntary Minority Seller(s) requesting the Redemption Expert’s appointment, unless the court otherwise determines that the costs shall be borne in part or full by the Buyer;

(d)	a statement on the general term of redemption by the Company’s board of directors; and

(e)	information that the Involuntary Minority Sellers’ Shares will be registered in the Company’s shareholders’ register in the name of the Buyer upon expiry of the Redemption Period.

16.3.4.3

Further, a form of acceptance shall be attached to the Redemption Request, which is to be used by the Involuntary Minority Sellers if accepting the redemption of their Shares on the terms set out in the Redemption Request.

16.3.5	Redemption Period

16.3.5.1

During the Redemption Period, the Involuntary Minority Sellers may choose to accept the redemption of their respective Shares by filling out and submitting to the Legal Counsel the form of acceptance attached to the Redemption Request. Involuntary Minority Sellers who do not accept the redemption of their respective Shares will be subject to a compulsory redemption as further set out in clause 16.3.6.

16.3.6	Expiry of Redemption Period

16.3.6.1

After expiry of the Redemption Period, the Shares held by the Involuntary Minority Sellers who have accepted the redemption during the Redemption Period shall be transferred to the Buyer and the Buyer shall pay the relevant redemption price to Majority Sellers’ Representatives’ Bank Account (with the Legal Counsel) from where all amounts will be distributed to such Involuntary Minority Sellers.

16.3.6.2

If any of the Involuntary Minority Sellers have not accepted to transfer their respective Shares, the Buyer shall as soon as possible deposit an amount in accordance with the Danish Escrow Account Act (in Danish: “Deponeringsloven”) equal to the redemption price payable for such Involuntary Minority Sellers’ Shares. The Buyer shall in connection hereto enter into an escrow agreement with a bank of its choosing, as documentation for having rightfully deposited the redemption amounts in favour of such Involuntary Minority Sellers. Following such deposit of the relevant redemption amounts, the Shares held by the Involuntary Minority Sellers who did not accept the redemption shall be deemed transferred to the Buyer. For the avoidance of doubt, the Legal Counsel shall act as paying agent for the Buyer and shall assist with setting up the deposit account and escrow agreement to be entered into by the Buyer in favour of the Involuntary Minority Sellers who did not accept the redemption and shall assist with the release of any relevant deposited amounts to the Involuntary Minority Sellers upon demand.

16.3.6.3

Following completion of the actions set out in clauses 16.3.6.1 and 16.3.6.2, the Buyer shall notify the Company of the transfers, and the Company shall update its shareholders’ register reflecting that the Involuntary Minority Sellers’ Shares have been transferred to the Buyer.

16.3.6.4

Immediately following completion of the actions set out in clauses 16.3.6.1 and 16.3.6.2, the Buyer shall by way of an announcement in the IT system of the Danish Business Authority inform the Involuntary Minority Sellers about their right to demand the redemption price determined by the Redemption Expert within a three-months period, including that such right will be lost following the expiry of such three-months period.

16.3.6.5

If the Buyer wishes to exercise its rights under this clause 16, the Buyer shall initiate such redemption actions no later than two (2) months following Closing by notifying the Majority Sellers’ Representative that it wishes to exercise its redemption rights.

17.	THE MAJORITY SELLERS’ REPRESENTATIVES

17.1

Each Majority Seller hereby irrevocably appoints Ulf Fredrik Cappelen (chairman of the Company’s Board of Directors), Jesper Kongstad (vice chairman of the Company’s Board of Directors) and Mats Erik Boström (vice chairman of the Company’s Board of Directors) as the representatives of the Majority Sellers and the attorneys-in-fact and agents acting for and on behalf of all Majority Sellers (the “Majority Sellers’ Representatives”), who accept this appointment, to take any and all actions and make any decisions required or permitted to be taken or made by the Majority Sellers’ Representatives under this Agreement, including the exercise of the power to:

(a)

give and receive notices and communications to or from the Buyer relating to this Agreement or any of the transactions and other matters contemplated hereby or thereby (except to the extent that this Agreement expressly contemplates that any such notice or communication shall be given or received by the Majority Sellers individually), including execution of the Minority Purchase Process;

(b)

to sign and deliver any other agreements, attachments, notifications, statements, filings, as well as any other documents related to the Agreement, including confirmation that all Closing deliveries and actions have been taken or waived, that Closing has been completed under the meaning of the Agreement and execution of the Minority Purchase Process;

(c)	to act for the Majority Sellers with regard to matters pertaining to calculations of and subsequent adjustments of any element of the Purchase Price;

(d)	to pay the Majority Sellers’ proportionate share of the Transaction Costs;

(e)	sign and deliver any amendments, annexes or modifications to the Agreement;

(f)

agree to, object to, negotiate, resolve, enter into settlements and compromises of, demand litigation of, and comply with orders of courts with respect to, Claims made by the Buyer including with respect to the Minority Purchase Process; and

(g)	take all actions necessary or appropriate in the judgment of the Majority Sellers’ Representatives for the accomplishment of the foregoing.

17.2

The Person serving as the Majority Sellers’ Representatives may be replaced from time to time by the Majority Sellers holding 25% of the voting rights in the Company immediately prior to the Closing, upon not less than ten (10) days’ prior written notice to the Buyer.

17.3

In order for a decision or action of the Majority Sellers’ Representatives to be validly taken, ETERNA and MEB shall both agree on the concerned decision or action. However, in the event, either ETERNA or MEB cease (voluntarily or involuntarily) to act as representative, the remaining representative(s) shall be entitled to act alone and shall be validly considered as the Majority Sellers’ Representative for the purposes hereof.

17.4	The Majority Sellers’ Representatives will have the right to appoint any other Person for the purpose of performing the functions specified above.

17.5

In performing the functions specified in this Agreement, the Majority Sellers’ Representatives shall not bear any liability whatsoever to the Buyer, to the Company or to the Majority Sellers in their capacity as representatives of the Majority Sellers under this Agreement.

17.6

The Majority Sellers’ Representatives shall not be liable to any Majority Seller in the absence of gross negligence or wilful misconduct on the part of the Majority Sellers’ Representatives. Each Majority Seller shall severally, and not jointly, indemnify and hold harmless the Majority Sellers’ Representatives, its/their Affiliates and their respective directors, officers, employees, agents, representatives and advisers from and against any damage, loss, liability or cost incurred without gross negligence or wilful misconduct on the part of the Majority Sellers’ Representatives and arising out of or in connection with the acceptance or administration of his duties hereunder, including any reasonable out-of-pocket costs and expenses and legal fees and other legal costs reasonably incurred by the Majority Sellers’ Representatives.

18.	RESTRICTIVE COVENANTS

18.1

During the period from the Closing Date and until and including 18 months hereafter, the Majority Sellers who are (i) members of the Company’s Board of Directors or (ii) employed by the Group at the Signing Date – or in case the Majority Sellers is a legal entity, the ultimate owner of said Majority Seller – will not be entitled to solicit the customers who are or have been the Group’s customers for a period of 12 months prior to the Closing Date, or to contribute to such customers terminating, or changing the terms of, their business relationship with the Company.

18.2

During the period from the Closing Date and until and including 18 months hereafter, the Majority Sellers who are (i) members of the Company’s Board of Directors or (ii) employed by the Group at the Signing Date – or in case the Majority Sellers is a legal entity, the ultimate owner of said Majority Seller – undertake that they shall not (and shall further cause their Affiliates to not), directly or indirectly, solicit for employment or engage as manager, employee or consultant any Key Employee, other than pursuant to a general advertisement or recruitment campaign made generally by a Majority Seller or on its behalf for personnel to which such individual makes an unsolicited response. For individuals whose employment is subject to mandatory provisions of the Danish Act on Employment clauses (in Danish: “Lov om ansættelsesklausuler”), the restricted period shall be 6 months from the Closing Date.

18.3

Each of the Majority Sellers shall not take any action that would reduce or negatively affect the goodwill associated with the Buyer or the Group Companies or the business of the Group Companies, or the services and products provided by the Group Companies and the Buyer, including (a) making or writing any statements or doing or supporting any acts that are critical of, are derogatory to, are disparaging of, are defaming of, or otherwise present in a false or negative light or reasonably would cause embarrassment for the business of the Group Companies, the Buyer and its affiliates and their respective businesses; or (b) carrying out any conduct in the context of or involving a breach of any applicable provision of laws, including rules with respect to unfair competition, tort, defamation, or libel. The restricted period shall be 36 months from the Closing Date.

18.4

In case of any violation of clauses, 18.1, 18.2 or 18.3 the respective Majority Seller in Breach shall be liable to pay liquidated damages to the Company or to the Buyer, as the Buyer may decide, of DKK 500,000 for each violation. For the purpose of calculating such liquidated damages each month during which a violation continues to exist shall be considered one separate violation. The payment of liquidated damages shall not cure the Breach by the respective Majority Seller of any of clauses 18.1, 18.2 or 18.3, nor shall it prevent the Buyer or the Company from initiating, or limit their respective rights to initiate, legal action in respect of any losses calculated in accordance with generally applicable laws in Denmark incurred by either of them in excess of the liquidated damages paid or to seek an injunction (in Danish: “forbud”) against the Majority Seller’s infringement of its obligations.

19.	CONFIDENTIALITY

19.1

The Parties are obligated to keep confidential (i) the terms of the Agreement; and (ii) all information concerning the other Parties received as part of the negotiations concerning the conclusion and fulfilment of the Agreement.

19.2	Notwithstanding any other provisions of this clause 19.1, any of the Parties may disclose any such confidential information:

(a)

to its representatives, on a need-to-know basis and provided that such Representatives are informed of the confidential nature of the information and are subject to a duty of confidentiality in respect of such information, the disclosing Party remaining responsible for any breach of this confidentiality undertaking by its representatives;

(b)	to a Buyer’s Affiliate’s actual or prospective partners, trustees, shareholders, unitholders and other participants in connection with its reporting obligations;

(c)	if and to the extent required by applicable Law;

(d)	if and to the extent required by any securities exchange or regulatory or governmental body to which that Party is subject, including a relevant stock exchange;

(e)	if and to the extent required pursuant to an order by a court of competent jurisdiction;

(f)	if and to the extent required for the purpose of any arbitration pursuant to clause 22.2 (Arbitration);

(g)	if the information was in this Party’s and/or its representatives’ possession prior to the disclosure of such information and/or is lawfully held by this Party and/or its representatives;

(h)	if and to the extent the information is or becomes publicly available through no fault of that Party;

(i)	if and to the extent the other Parties have given prior written consent to the disclosure; or

(j)	if such disclosure is made in connection with the preparation of usual accounts or reports intended for publication.

19.3

Notwithstanding any other provision in this Agreement, each of the Buyer and its Affiliates may disclose this Agreement (and related agreements) to any potential investor or purchaser of shares in the Company, the Buyer or any Affiliate thereof, conditional upon any such person being informed in writing of the confidential nature of such agreement and agreeing in writing to keep the agreement confidential. Documentation evidencing this must be presented to the other Parties upon written request hereof.

19.4

No public announcement concerning this Agreement or its contents shall be made by either of the Parties unless with the prior written consent of the other Party. The Parties shall agree in good faith on the time and manner in which this Agreement shall be disclosed to the public.

19.5	This confidentiality clause shall not prevent a Party to assert its rights against other Parties under the Agreement.

20.	OTHER PROVISIONS

20.1	Entire agreement

20.1.1

All written or oral undertakings and commitments between the Parties which have been made prior to entering into this Agreement which concern the Shares are hereby replaced by the provisions of this Agreement.

20.1.2

This Agreement (with its Schedules) represents the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, discussions, correspondence, communications, understandings and agreements, whether written or oral, relating to the subject matter hereof.

20.1.3

Each Party acknowledges that in entering into this Agreement it is not relying on any pre-contractual statement which is not set out in this Agreement. Except in the case of fraud, no Party shall have any right of action against the other Parties arising out of or in connection with any pre-contractual statement except to the extent that it is repeated in this Agreement or the Subscription Agreements.

20.1.4

For the purposes of this clause 20.1, “pre-contractual statement” means any draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to the subject matter of this Agreement made or given by any Person at any time prior to the date of this Agreement.

20.2	Amendments and waivers

20.2.1	Save as expressly otherwise provided in this Agreement, no variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the Parties.

20.2.2	If the Parties agree to amend the Agreement or a Party waives any right under this Agreement, such agreement or waiver must be made in writing.

20.3	Independent advice

20.3.1

Each Party acknowledges that (i) it has obtained independent legal and tax advice for the purpose of entering into this Agreement, (ii) it is not relying on any advice or any duty to advise from any other Party and (ii) it is fully aware of the scope and consequences of its rights and obligations under this Agreement.

20.4	Costs and expenses

20.4.1

Unless otherwise explicitly stated in this Agreement, each Party shall bear the costs and expenses incurred by it relating to negotiating, drafting and conclusion of this Agreement and the fulfilment of the obligations of this Agreement (including all fees for its own legal, financial or other advisers) as well as any Taxes required by law to be paid by such Party.

20.4.2

The Buyer shall bear any costs relating to the Insurance Policy, including the premium and fees etc. payable to the underwriter(s) pursuant to the Insurance Policy, the insurance broker and their respective advisers, except for the costs relating to the ‘Affirmative Cover’ under the Insurance Policy shall borne by the Sellers.

20.5	Cooperation

20.5.1

Each Party shall cooperate with the others and sign and deliver to the others such other instruments and documents and take such other actions as may be reasonably requested from time to time in connection with the execution and performance of this Agreement.

20.6	Assignment

20.6.1

Except as provided for elsewhere in this Agreement and subject to clause 20.6.2 below, the Parties may not assign or transfer any rights, obligations or benefits under this Agreement without the prior written consent of the other Parties.

20.6.2

The Buyer may assign, charge or otherwise grant security over, all or any of its rights under this Agreement (including in respect of the Insurance Policy) to and/or in favour of any Lender, by way of security for any borrowings or other indebtedness of the Buyer or any of the Buyer’s group companies from time to time, without the consent of any other Party.

20.7	Partial invalidity

20.7.1

If any provision of this Agreement is or becomes invalid, illegal, inapplicable or unenforceable, in whole or in part, the validity, legality, applicability and enforceability of the remainder of this Agreement shall not be affected or impaired in any way.

Thus, the Parties agree that such provision(s) shall be modified to reflect the Parties intentions with said provisions and shall apply with such contents as may be validly agreed and that the remaining provisions of this Agreement shall still be applicable.

In such an event, the Parties undertake to negotiate in good faith and promptly in order to substitute, if possible, the relevant invalid, illegal, inapplicable or unenforceable provision with a valid, legal, applicable and enforceable provision in similar term to the original provision.

21.	NOTICES

21.1

All notices, requests, demands, approvals, waivers and other communications given, required or permitted under this Agreement shall only be effective if made in writing in English and shall be deemed to have been received by a Party when:

(a)	delivered by hand with acknowledgment of receipt (countersignature) of the receiving Party;

(b)	if delivered by email, on the same day if received on a Business Day during normal business hours;

(c)	if delivered by well-reputed courier, on the day upon confirmation from such courier that delivery has been made during normal business hours on a Business Day; or

(d)	delivered by registered post, on the day upon acknowledgment of receipt or, if no acknowledgment of receipt is given by the addressee, on the fifth (5th) Business Day following the day of sending.

21.2	Any communication as set out in clause 21.1 received on a day which is not a Business Day shall be deemed to have been received on the first Business Day after the date of receipt.

21.3	Notices are to be sent to the following persons, addresses and emails (or to such other address notifies to the sending Party by the receiving party for the purpose of this clause):

If to the Majority Sellers’ Representatives:	And with a copy to:

Ulf Fredrik Cappelen	Lundgrens Advokatpartnerselskab
[***]	[***]
and

Jesper Kongstad
[***]

and

Mats Erik Boström
[***]

If to the Buyer:	And with a copy to:

Orca Holding Denmark ApS	Nivaro Advokatanpartsselskab
c/o Nivaro, Gustav Adolfs Gade 5, 2. th.	Svanemøllevej 41
DK-2100 Copenhagen O	DK-2900 Hellerup
E-mail:	[***]
[***]	Att.: Attorney-at-law Joseph Nivaro

If to the Buyer’s Guarantor:	And with a copy to:

Orca Bidco Limited	Proskauer Rose (UK) LLP
40 Phoenix Road	110 Bishopsgate
Washington	London
Tyne & Wear	England
England	EC2N 4AY
NE38 0AD
E-mail: [***]	[***]

21.4

By giving notice in accordance with clause 21.3, a Party may notify the other Parties of a change of information provided in clause 21.3, after which such changed information will apply to notices given under this Agreement.

22.	GOVERNING LAW AND DISPUTES

22.1	Governing law

22.1.1	This Agreement is governed by and shall be construed and interpreted in accordance with the laws of the Kingdom of Denmark without regard to the Danish conflict of law principles.

22.2	Arbitration

22.2.1

Any dispute, controversy or claim arising out of or in connection with this Agreement, including any disputes regarding the existence, execution, validity or termination thereof, shall be exclusively and finally settled by arbitration arranged by the Danish Institute of Arbitration in accordance with the rules of arbitration procedure adopted by such Danish Institute of Arbitration and in force at the time when such proceedings are commenced.

22.2.2

The proceedings shall be conducted in the English language. However, evidence may be submitted also in Danish and witnesses heard in Danish as well, provided that a translation in English is given at the same time.

22.2.3	The place of arbitration shall be in Copenhagen and the main proceedings shall be held in Copenhagen.

22.2.4

The arbitration tribunal shall be composed of three (3) arbitrators. Each Party shall appoint one (1) arbitrator and the Danish Institute of Arbitration shall appoint one (1) arbitrator who shall be the chairman of the arbitration tribunal. If a Party has not appointed an arbitrator within 20 Business Days of having requested or received notice of the arbitration, such arbitrator shall be appointed by the Danish Institute of Arbitration.

22.2.5

The proceedings and the arbitral award shall be confidential without limitation in time and the Parties must keep confidential all information about any arbitration proceedings, including the existence, subject-matter, and award of the proceedings.

23.	SIGNATURES

23.1	This Agreement has been signed electronically.

[SIGNATURE PAGES TO FOLLOW]

SIGNATURE PAGE FOR SHARE PURCHASE AGREEMENT CONCERNING ZACCO A/S (1/6)

For and on behalf of ETERNA INVEST AB:

/s/ Ulf Fredrik Cappelen	/s/ Claes Martin Falkevall
Ulf Fredrik Cappelen Chairman of the board	Claes Martin Falkevall
Board member, managing director
Mats Boström in person:

/s/ Mats Boström
Mats Boström

For and on behalf of Iauna Invest AB:

/s/ Bo Stefan Ölander
Bo Stefan Ölander Board member

Håkan Tjärnemo in person:

/s/ Håkan Tjärnemo
Håkan Tjärnemo

SIGNATURE PAGE FOR SHARE PURCHASE AGREEMENT CONCERNING ZACCO A/S (2/6)

For and on behalf of Z Co-Invest AB subject to approval by Z Co-Invest AB’s general meeting:

/s/ Hans-Otto Blomberg
Hans-Otto Blomberg
Board member

Jarl Dahlfors in person:

/s/ Jarl Dahlfors
Jarl Dahlfors

Patrick Thorén in person:

/s/ Patrick Thorén
Patrick Thorén

Peggy Bengtsson in person:

/s/ Peggy Bengtsson
Peggy Bengtsson

SIGNATURE PAGE FOR SHARE PURCHASE AGREEMENT CONCERNING ZACCO A/S (3/6)

For and on behalf of CoFant AB:

/s/ Jacob Michael Gustaf
Jacob Michael Gustaf FantBoard member

For and on behalf of Bremeland Holding ApS:

/s/ Jesper Kongstad
Jesper Kongstad
Director

Anders Johnsson in person:

/s/ Anders Johnsson
Anders Johnsson

Thomas Mølsgaard in person:

/s/ Thomas Mølsgaard
Thomas Mølsgaard

SIGNATURE PAGE FOR SHARE PURCHASE AGREEMENT CONCERNING ZACCO A/S (4/6)

Betina Hellemann in person:

/s/ Betina Hellemann
Betina Hellemann

Hampus Adlerton in person:

/s/ Hampus Adlerton
Hampus Adlerton

Hans-Otto Blomberg in person:

/s/ Hans-Otto Blomberg
Hans-Otto Blomberg

For and on behalf of Baskina Invest AB:

/s/ Ulf Fredrik Cappelen
Ulf Fredrik Cappelen
Board member

SIGNATURE PAGE FOR SHARE PURCHASE AGREEMENT CONCERNING ZACCO A/S (5/6)

For and on behalf of LRCH Holding AB:

/s/ Erik Reinhold Geijer
Erik Reinhold Geijer Board member

Mikael Palade in person:

/s/ Mikael Palade
Mikael Palade

Erik Treskog in person:

/s/ Erik Treskog
Erik Treskog

Carl Peder Adam Holm in person:

/s/ Carl Peder Adam Holm
Carl Peder Adam Holm

SIGNATURE PAGE FOR SHARE PURCHASE AGREEMENT CONCERNING ZACCO A/S (6/6)

For and on behalf of Orca Holding Denmark
ApS:

/s/ Selva Selvaratnam	/s/ Beverley Edward John Dew
Selva Selvaratnam	Beverley Edward John Dew
Managing director	Director

For and on behalf of Orca Bidco Limited:

/s/ Selva Selvaratnam	/s/ Gilbert Benjamin Kamieniecky
Selva Selvaratnam	Gilbert Benjamin Kamieniecky
Director	Director

CLOSING MEMORANDUM

CONCERNING ZACCO A/S

CONTENTS

1.	BACKGROUND AND PURPOSE	4

2.	AMENDMENT OF THE SPA	4

3.	CLOSING MEETING	8

4.	PRESENTATION OF AUTHORISATION DOCUMENTATION	8

5.	SATISFACTION OF CLOSING CONDITIONS	9

6.	WARRANTIES	10

7.	CONDUCT BETWEEN SIGNING AND CLOSING	10

8.	PRE-CLOSING DELIVERIES	10

9.	CLOSING DELIVERIES	10

10.	SIGNING OF CLOSING MEMORANDUM	13

11.	GOVERNING LAW AND ARBITRATION	13

12.	SIGNATURES	13

2

SCHEDULES

Appendix 1.1:	SPA

Appendix 4.1:	Corporate transcript concerning the Buyer

Appendix 2.1.2.1:	Updated SPA Schedule 5.1(b) - Amended principles for calculation of Estimated Net Debt and Final Net Debt

Appendix 5.1(b):	Warrant Termination and Waiver Agreements (separate ZIP file)

Appendix 5.1(c):	Severance agreement between the Company and Hans Christian Nielsen

Appendix 5.1(d):	Consent letter from SEB

Appendix 5.1(e):	Consents from, respectively, Aktiebolaget Volvo and Ericsson AB

Appendix 5.1(f):	Form No. MGT-5 relating to, respectively, Zacco Cyber Security Limited and Zacco India R&D Private Limited relating to the shareholdings of Mr. Ravi Sunderrajan

Appendix 5.2:	Approval from the Swedish Competition Authority

Appendix 8.1(a):	Updated calculation of the Preliminary Purchase Price

Appendix 8.1(b):	Reinvestment Overview

Appendix 8.1(c):	Final funds flow

Appendix 9.1.1(g):	The Company’s register of shareholders

Appendix 9.1.1(h):	Letters of resignation from (i) Stefan Ölander, (ii) Carl Peder Adam Holm and (iii) Reinhold Geijer

Appendix 9.1.1(i):	Bring Down of Disclosures statement

Appendix 9.1.1(j):	Copies of the Due Diligence Documentation (separate USB keys)

Appendix 9.1.1(k):	Minutes from Z Co-Invests’ general meeting

Appendix 9.2.1(a):	Executed Share Transfer Agreements for Voluntary Minority Sellers (separate ZIP file)

Appendix 9.2.1(c):	Evidence of transfer of the Preliminary Purchase Price less (i) the Share Reduction Amount, (ii) the Holdback Amount and (iii) any amount committed to re-investments by the Sellers by way of roll over and any Tax amounts to be withheld

Appendix 9.2.1(d):	Share certificates for each of the Sellers for Orca MidCo Limited

Appendix 9.2.1(e):	Executed copy of the “closing no claims declaration”

Appendix 9.2.1(f):	Evidence of payment from the Buyer to the Insurer

3

1.	BACKGROUND AND PURPOSE

1.1	On 1 March 2023 (the “Signing Date”), a share purchase agreement (the “ SPA”) was entered into by the Majority Sellers (as defined in the SPA) and the Buyer (as defined in the SPA), concerning the Buyer’s acquisition of the Majority Sellers’ Shares (as defined in the SPA). The SPA is attached as Appendix 1.1.

1.2	All terms defined in the SPA shall have the same meaning when used herein unless otherwise required by context.

1.3	This agreement constitutes the Closing Memorandum as defined in the SPA.

1.4	The purpose of this Closing Memorandum is to document the Parties’ fulfilment of their respective obligations at Closing as set forth in the SPA and document that Closing contemplated by the SPA has duly occurred in accordance with the terms and conditions of the SPA, except as otherwise explicitly stated in this Closing Memorandum .

1.5	In the event of any conflict as to any matter between the SPA and this Closing Memorandum, the terms of this Closing Memorandum shall prevail. In all other respects, this Closing Memorandum shall be considered a supplement to and construed as part of the SPA.

2.	AMENDMENT OF THE SPA; CLARIFICATION

2.1	In accordance with clause 9.1.1 of the SPA, the Parties have agreed on the following amendments to the SPA (mutatis mutandis):

2.1.1	Split Effective Date and Closing Date

2.1.1.1	The Parties have agreed that Closing shall take place on the date hereof (17 April 2023), however with financial effect as of 31 March 2023, at 11:59 PM CET (the “Effective Date”), meaning that the Preliminary Purchase Price and the Purchase Price shall be calculated as per the Effective Date. The Parties accept and agree that the SPA shall be adjusted accordingly (mutatis mutandis), i.e., the Adjustment Amount, Net Debt and Net Working Capital shall be calculated as per the Effective Date with no reimbursement for the results of the Group in the interim period between the Effective Date and the Closing Date.

4

2.1.1.2	The Parties have agreed that the definition of “Debt” shall be amended to include an additional limb (l), as follows:

“any Leakage (as defined below) received by a Seller or its Affiliates or any Person Affiliated with it or its Affiliates, to the extent only that such Leakage arises or occurs between the Effective Date and Closing.

For purposes of this limb (l), “Leakage” means, and save to the extent constituting a Permitted Leakage:

(a)

any dividend, bonus or other distribution of capital or income declared, authorised, paid or made (whether in cash or in specie) or any repurchase, redemption, gift, repayment or return of share or loan capital (or any other relevant securities) by any Group Company to or for the benefit of any Seller or person Affiliated with any Seller;

(b)

any payments made (including management, advisory, monitoring, service or directors’ fees), by any Group Company to (or assets transferred to or liabilities assumed, indemnified or incurred by any Group Company for the benefit of) any Seller or person Affiliated with any Seller (including with respect to any share capital or other securities of any Group Company);

(c)	the declaration or payment of a bonus, emolument, incentive or other payment of any nature by any Group Company to or in favour of any Seller or Person Affiliated with any Seller;

(d)	the waiver or release by any Group Company of any economic benefit, obligation or amount owed to that Group Company by any Seller or Person Affiliated with any Seller;

(e)	the creation or enforcement of an Encumbrance over the assets of any Group Company in favour of, or for the benefit of, any Seller or Person Affiliated with any Seller;

(f)	the entry into or amendment of the terms of any borrowing or indebtedness from or to a Group Company to or by any Seller or Person Affiliated with any Seller;

5

(g)	the payment or agreement to pay by any Group Company of any professional fees or other costs or expenses incurred by or on behalf of any Seller or Person Affiliated with any Seller;

(h)	the transfer or surrender of any asset to, or the assumption or incurrence of any liability for the benefit of any Seller or Person Affiliated with any Seller;

(i)	the agreement or commitment (whether conditional or not) by any Group Company to do any of the things set out in paragraphs (a) to (h) above; and

(j)

the payment of any fees, costs or Tax incurred, payable or paid by a Group Company (or for which any Group Company is liable) as a result of the occurrence of any of those matters set out in paragraphs (a) to (i) above and any such amount under this paragraph (i) shall be treated as received by the Person receiving the amount under paragraph (a) to (i) to which it relates.

For purposes of this limb (l), “Permitted Leakage” means:

(a)	any payment made or obligation required or provided for by the terms of or otherwise under this Agreement;

(b)

payments pursuant to a Group Company’s service contracts, employment contracts and other agreements entered into by a Group Company in the Ordinary Course of Business, and repayment of disbursements and out-of-pocket expenses in the Ordinary Course of Business to any employee, executive director or member of any board of directors of a Group Company in line with current practice pursuant to the aforementioned contracts; and

(c)

the payment of any fees, costs or Tax incurred, payable or paid by a Group Company (or for which any Group Company is liable) as a result of (i) any withholding tax obligations under the Warrant Waiver Termination Agreements and/or as per severance agreement with Hans Christian Nielsen (COO Regional Director, Denmark & Germany); or (ii) the occurrence of any of those matters set out in paragraph (b) above.

For the avoidance of doubt, in the event of overlap between a Leakage and a covenant as set out in clause 6.1, the Buyer shall only be entitled to either include the Leakage as a Debt item or raise a Claim for Breach of clause 6.1 (no “double dipping”).”

6

2.1.2	Amended Schedule 5.1(b) (Principles for calculation of Estimated Net Debt and Final Net Debt)

2.1.2.1

The Parties have agreed to amend Schedule 5.1(b) (Principles for calculation of Estimated Net Debt and Final Net Debt) to the SPA. Amended version has been prepared and is attached hereto as Appendix 2.1.2.1. The Parties have agreed that this amended version shall replace the original version.

2.1.3	Adjustment of Holdback Amount and Indemnity Cap; release of Holdback Amount

2.1.3.1	The Parties have agreed to decrease both the Holdback Amount and the Indemnity Cap from DKK 2,500,000 to DKK 500,000 and to amend clauses 10.2.7-10.2.8 of the SPA as follows:

“The Holdback Amount shall become due and payable to the Sellers upon payment of the Adjustment Amount pursuant to clause 10.2.5, unless the Buyer has submitted a Claim pursuant to clause 15 (Squeeze-Out Defence Indemnity), in which case the Holdback Amount shall become due and payable to the Sellers upon the settlement of any Squeeze-Out Defence Indemnity Claims pursuant to clause 15. If the Buyer has submitted a Notice of a Claim pursuant to clause 15 on or before the date upon which the Adjustment Amount becomes due and payable, the Buyer’s obligation to pay the Holdback Amount (or the reduced Hold-back Amount) shall be suspended until such time where the Buyer’s Claim for indemnification pursuant to clause 15 has been finally settled.”

2.1.4	Amended Purchase Price Calculation

2.1.4.1

The Parties have agreed to include (i) a Net Working Capital threshold of DKK 99,181,954.23 (the “First Net Working Capital Threshold”) and (ii) a secondary Net Working Capital threshold of DKK 102,883,954.23 (the “Second Net Working Capital Threshold”).

2.1.4.2

If the Final Net Working Capital exceeds the Upper Net Working Capital Target, the Sellers will be compensated on a DKK for DKK basis by the amount the Final Net Working Capital exceeds the Upper Net Working Capital Target up to the First Net Working Capital Threshold (e.g., by the amount the Final Net Working Capital is greater than DKK 91,181,954.23 and less than DKK 99,181,954.23).

7

2.1.4.3

If the Final Net Working Capital is in the range between the First Net Working Capital Threshold and the Second Net Working Capital Threshold, the Sellers will not be compensated by any amount, i.e., no compensation for the difference between Final Net Working Capital greater than the First Net Working Capital Threshold (DKK 99,181,954,23) and less than the Second Net Working Capital Threshold (DKK 102,883,954,23).

2.1.4.4

If the Final Net Working Capital exceeds the Second Net Working Capital Threshold, the Sellers will be compensated, in addition to the amount pursuant to clause 2.1.4.2 above (i.e., the Final Working Capital greater than Upper Net Working Capital Target and less than the First Net Working Capital Threshold), on a DKK for DKK basis without any upper limit with the amount by which the Final Net Working Capital exceeds the Second Net Working Capital Threshold (e.g., Final Net Working Capital greater than DKK 102,883,954.23).

2.1.4.5	The agreed amendments to the Purchase Price Calculation as set out in this clause 2.1.4 shall apply accordingly throughout the SPA where relevant.

2.2	Clarification regarding contemplated payment of retention bonus

2.2.1

The Parties agree that the contemplated payment of DKK 500,000 in retention bonus to Camilla Rendal Nielsen (Patent Director, Region Denmark & Sweden South) to be made by the Company following Closing, including any Taxes related to the payment, shall have no impact on the Purchase Price.

3.	CLOSING MEETING

3.1	On 17 April 2023, at 10:00 AM CET, a Closing meeting was held by electronic exchange of documents to effect Closing of the matters contemplated by the SPA.

4.	PRESENTATION OF AUTHORISATION DOCUMENTATION

4.1

The Buyer presented corporate transcript from the Danish Business Authority evidencing that it was authorised (i) to take all actions to be made by the Buyer at Closing pursuant to the SPA, (ii) to make all decisions and take all actions necessary to effectuate Closing, and (iii) to sign this Closing Memorandum, attached hereto as Appendix 4.1.

8

5.	SATISFACTION OF CLOSING CONDITIONS

5.1	The Buyer confirmed that the Closing conditions set out in clause 7.1 of the SPA had been satisfied as:

(a)

That Sellers holding 99.9724% of the Shares (excluding the Company’s own shares) have either executed the SPA or executed a Share Transfer Agreement (as evidenced by the documentation attached as Appendix 9.2.1(a)) in order for the Majority Sellers’ Representatives to complete the Transaction on behalf of the Majority Sellers and the Voluntary Minority Sellers.

(b)	Satisfactory Warrant Termination and Waiver Agreements had been entered into between the Company and all Warrant Holders, as evidenced by Appendix 5.1(b).

(c)	Satisfactory severance agreement had been entered into between the Company and Hans Christian Nielsen, as evidenced by Appendix 5.1(c).

(d)	SEB had executed satisfactory consent letter, as evidenced by Appendix 5.1(d).

(e)

Aktiebolaget Volvo and Ericsson AB each had waived/confirmed the change of control to the effect that Closing and the Transactions as contemplated by the SPA will not result in a termination event under the agreements with these contracting parties, as evidenced by Appendix 5.1(e), and the Buyer has waived the condition concerning consent from Neste Corporation Finland.

(f)

Share transfer documentation in the form of Form No. MGT-5 relating to, respectively, Zacco Cyber Security Limited and Zacco India R&D Private Limited relating to the shareholding of Mr. Ravi Sunderrajan had been executed, as evidenced by Appendix 5.1(f).

5.2

The Buyer and the Majority Sellers’ Representatives (acting on behalf of the Majority Sellers) confirmed that the Regulatory Condition of the SPA had been satisfied as all approvals from the Competition Authorities had been obtained, as evidenced by Appendix 5.2.

9

6.	WARRANTIES

6.1

In accordance with clause 12.1 of the SPA, the Majority Sellers repeated the Majority Sellers’ Warranties to the extent the relevant Warranty had been given both at the Signing Date and/or the Closing Date.

6.2	In accordance with clause 13.1.2 of the SPA, the Buyer repeated the Buyer’s Warranties set out in clauses 13.1.1(a)-(i) of the SPA.

7.	CONDUCT BETWEEN SIGNING AND CLOSING

7.1	The Majority Sellers confirmed that in the period from the Signing Date until Closing, the Majority Sellers have acted in accordance with clause 6.1 of the SPA.

8.	PRE-CLOSING DELIVERIES

8.1	The Parties confirmed to each other that each of them had delivered and fulfilled their respective pre-Closing deliveries pursuant to clause 8.1 and 8.2 of the SPA, including that:

(a)	the Majority Sellers’ Representatives had delivered an updated calculation of the Preliminary Purchase Price, attached hereto as Appendix 8.1(a);

(b)

a schedule setting out the amount in DKK (if any) for each employee of the Group who is a Seller and who has elected to roll over and receive shares or acquire shares in the Buyer or an affiliate thereof, attached hereto as Appendix 8.1(b); and

(c)	the Buyer had delivered a funds flow, attached hereto as Appendix 8.1(c).

8.2	The Majority Sellers’ Representative confirmed delivery of the information in clause 8.1.2(b)-(d) of the SPA.

9.	CLOSING DELIVERIES

9.1	Majority Sellers’ Closing deliveries

10

9.1.1	The following documents and actions were presented and taken by the Majority Sellers’ Representatives on behalf of the Majority Sellers in accordance with clause 9.1.2 of the SPA:

(a)	Duly executed Share Transfer Agreements on behalf of the Voluntary Minority Sellers representing 29.5058% of the Shares (excluding the Company’s own shares), attached as Appendix 9.2.1(a).

(b)	Duly executed Warrant Termination and Waiver Agreements with respect to all Warrants issued under the Warrant Program, attached as Appendix 5.1(b).

(c)	Duly executed severance agreement between the Company and Hans Christian Nielsen, attached as Appendix 5.1(c).

(d)	Duly executed consent letter from SEB, attached as Appendix 5.1(d).

(e)	Consents from, respectively, Aktiebolaget Volvo and Ericsson AB , attached as Appendix 5.1(e).

(f)	Duly executed Form No. MGT-5 relating to, respectively, Zacco Cyber Security and Zacco India R&D Private Limited relating to the shareholding of Mr. Ravi Sunderrajan, attached as Appendix 5.1(f).

(g)

Transcript of the Company’s register of shareholders documenting that the Buyer is registered as owner of 99.9724% of the Shares (excluding the Company’s own shares), totalling a nominal amount of DKK 57.242.256 A-shares free from any Third Party Rights, attached as Appendix 9.1.1(g).

(h)

Letters of resignation executed by (i) Stefan Ölander, (ii) Carl Peder Holm and (iii) Reinhold Geijer stating that the resigning board members will resign effective as of Closing and that they do not have any claims against the Group, save for payment of any proportionate part of their ordinary annual remuneration, attached as Appendix 9.1.1(h).

(i)	As Buyer had informed that the auditors of the Group should not resign as of Closing, no letter of resignation by the auditors of the Group was presented.

(j)	Evidence that a Bring Down of Disclosures had been performed and setting forth the results thereof, attached as Appendix 9.1.1(i).

11

(k)	Four (4) USBs containing copies of the Due Diligence Documentation, attached as Appendix 9.1.1(k).

(l)	Minutes from Z Co-Invests’ general meeting with approval of the execution of the SPA by Z Co-Invest, attached as Appendix 9.1.1((l).

9.1.2

The Buyer confirmed that the Majority Sellers’ Representatives obligations to present documents and/or take actions on behalf of the Majority Sellers pursuant to clause 9.1.2 of the SPA were fulfilled.

9.2	Buyer’s Closing deliveries

9.2.1	The following documents and actions were presented and taken by the Buyer in accordance with clause 9.1.3 of the SPA:

(a)	Duly executed Share Transfer Agreements on behalf of the Buyer representing 29.5058% of the Shares (excluding the Company’s own shares), attached as Appendix 9.2.1(a).

(b)	Evidence that the Regulatory Conditions has been satisfied in the form of approval from the Competition Authorities, attached as Appendix 5.2.

(c)

Evidence that the Buyer has transferred the Preliminary Purchase Price less (i) the Share Reduction Amount, (ii) the Holdback Amount and (iii) any amount which is committed to re-investments by the Sellers by way of roll over and any Tax amounts which are to be withheld by the Buyer in respect of one or more Sellers, as applicable, to the Majority Sellers’ Representatives’ Bank Account in immediately available cash funds with the Closing Date as value date, attached as Appendix 9.2.1(c).

(d)

transferred the shares in an affiliate of the Buyer to such Sellers with whom the Buyer had agreed to transfer such shares as evidenced by the share certificates for Orca Midco Limited, company reg. no. 14669678, attached as Appendix 9.2.1(d).

(e)	Evidence that the Buyer has executed a copy of the “closing no claims declaration” attached to the final Insurance Policy, attached as Appendix 9.2.1(e).

(f)	Evidence that the Buyer has made a payment of the premium payable to the Insurer under the Insurance Policy, attached as Appendix 9.2.1(f).

12

9.2.2

The Majority Sellers’ Representatives confirmed on behalf of the Majority Sellers that the Buyers obligations to present documents and/or take actions pursuant to clause 9.1.3 of the SPA were fulfilled.

10.	SIGNING OF CLOSING MEMORANDUM

10.1

The Parties concluded Closing by signing this Closing Memorandum in order to confirm the performance and the completion of the above actions including the exchange of all documents and payments, which actions were all inter-conditional in all respects and were all hereby deemed completed simultaneously by the relevant Party.

11.	GOVERNING LAW AND ARBITRATION

11.1	The Parties agreed that this Closing Memorandum shall be subject to clauses 19 (Confidentiality), 20 (Other provisions), 21 (Notices) and 22 (Governing law and disputes) of the SPA.

12.	SIGNATURES

12.1	This Closing Memorandum has been executed electronically.

[SIGNATURE PAGES TO FOLLOW]

13

SIGNATURE PAGE FOR CLOSING MEMORANDUM CONCERNING ZACCO A/S (1/2)

On behalf of each of the Majority Sellers pursuant to power of attorney, see clause 17.1 of the SPA:

/s/ Ulf Fredrik Cappelen	/s/ Jesper Kongstad
Ulf Fredrik Cappelen	Jesper Kongstad

/s/ Mats Boström
Mats Boström

14

SIGNATURE PAGE FOR CLOSING MEMORANDUM CONCERNING ZACCO A/S (2/2)

For and on behalf of Orca Holding Denmark ApS:

/s/ Selva Selvaratnam	/s/ Beverley Edward John Dew
Selva Selvaratnam	Beverley Edward John Dew
Managing director	Director

15

SCHEDULES

Schedule 2.1.2:	Schedule 5.1(c) – Revised principles for calculation of Estimated Net Working Capital and Final Net Working Capital

2

This addendum (the “Addendum”) to share purchase agreement dated 1 March 2023 (the “Agreement”) is made on 26 June 2023 between

Majority Sellers

(as defined in the Agreement)

and

Orca Holding Denmark ApS

CVR no. 43 86 61 09

c/o Nivaro

Gustav Adolfs Gade 5, 2. th.

DK-2100 Copenhagen O

Denmark

(the “Buyer”)

(the Majority Sellers and the Buyer collectively referred to as the “Parties” and individually as a “Party”).

1.	¦BACKGROUND

1.1	¦Reference is made to the Agreement regarding Project Viking entered into between the Parties.

1.2	Terms used herein but not defined herein shall have the meaning as ascribed to them in the Agreement.

1.3	In accordance with clause 10.2.1-10.2.2 of the Agreement, the Parties have agreed on the Purchase Price Calculation.

1.4	In connection herewith, the Parties have agreed to correct an error made in Schedule 5.1(c) to the Agreement and accordingly the definition of Agreed Net Working Capital in the Agreement, see clause 2 below.

1.5	The error was due to “34 Prepaid costs” within “Other receivables” not being reflected in management’s presentation of Sep-22 through Dec-22 NWC balances included in Schedule 5.1(c) – Principles for calculation of Estimated Net Working Capital and Final Net Working Capital.

3

2.	AMENDMENT

2.1	The Parties hereto agree that the Agreement shall be amended as follows:

2.1.1	The definition of Agreed Net Working Capital in clause 1.1 of the Agreement is amended to:

“Agreed Net Working Capital” means an amount of DKK 93,009,632.48.

2.1.2	Schedule 5.1(c) – Principles for calculation of Estimated Net Working Capital and Final Net Working Capital is amended and replaced by the revised Schedule 5.1(c) – Revised principles for calculation of Estimated Net Working Capital and Final Net Working Capital, attached hereto as Schedule 2.1.2.

3.	FINAL PURCHASE PRICE CALCULATION

3.1	The Parties agree on the Purchase Price Calculation set out in Schedule 2.1.2, i.e., the Adjustment Amount in the favour of the Sellers and to be settled between the Parties amounts to DKK 43,587,471.94 (adjusted for only Sellers holding 99,9724% of the Shares (excluding the Company’s own shares) having either signed the Agreement or the Share Transfer Agreement).

4.	OTHER PROVISIONS

4.1	Except as provided in this Addendum, all of the terms and conditions of the Agreement shall remain in full force and effect.

4.2	Each Party will pay its own costs relating to the negotiations, drafting and conclusion of this Addendum and the fulfilment of the obligations of this Addendum (including all fees for its own advisors).

5.	SIGNATURES

5.1	This Addendum has been signed electronically.

[SIGNATURE PAGE TO FOLLOW]

4

SIGNATURE PAGE FOR ADDENDUM TO SHARE PURCHASE AGREEMENT CONCERNING ZACCO A/S

On behalf of each of the Majority Sellers pursuant to power of attorney, see clause 17.1 of the SPA:

/s/ Ulf Fredrik Cappelen	/s/ Jesper Kongstad
Ulf Fredrik Cappelen	Jesper Kongstad

/s/ Mats BostrÖm
Mats Boström

For and on behalf of Orca Holding Denmark ApS:

/s/ Selva Selvaratnam	/s/ Beverley Edward John Dew
Selva Selvaratnam	Beverley Edward John Dew
Managing director	Director

5